EXHIBIT 1-d

                                 MORGAN STANLEY

                       Global Medium Term Notes, Series F

                             Global Units, Series F

                           U.S. DISTRIBUTION AGREEMENT

                                                                January 25, 2006


Morgan Stanley DW Inc.
1585 Broadway
New York, New York 10036

Morgan Stanley & Co. Incorporated
1585 Broadway
New York, New York 10036

Dear Sirs:

         Morgan Stanley, a Delaware corporation (the "Company"), confirms its agreement with you with respect to the issue and sale from time to time by the Company of up to $22,533,773,002.13 (or the equivalent thereof in one or more currencies other than U.S. dollars) aggregate initial public offering price, as such amount may be increased from time to time upon due authorization by the Company, of its Global Medium Term Notes, Series F, due more than nine months from the date of issue (the "Notes"), and its Global Units, Series F (the "Units" and, together with the Notes and any other securities that may be offered by post-effective amendment to the Registration Statement referred to below, the "Program Securities"), in each case subject to reduction as a result of the sale of the Company's (i) Global Medium Term Notes, Series G and Series H, to be sold primarily outside of the United States, (ii) Global Units, Series G and Series H, to be sold primarily outside of the United States, and (iii) the sale of certain of the Company's other debt securities, warrants, common stock, preferred stock, purchase contracts and units and of capital securities of certain Morgan Stanley Capital Trusts.

        The Notes may be issued as senior indebtedness (the "Series F Senior Notes") or as subordinated indebtedness (the "Series F Subordinated Notes") of the Company. The Series F Senior Notes will be issued, either alone or as part of a Unit, pursuant to the provisions of a senior indenture dated as of November 1, 2004, between the Company and JPMorgan Chase Bank, N.A., (formerly known as JPMorgan Chase Bank), as trustee (the "Senior Debt Trustee") (as may be supplemented or amended from time to time, the "Senior Debt Indenture"). The Series F Subordinated Notes will be issued pursuant to the provisions of a subordinated indenture dated as of October 1, 2004, between the Company and J.P. Morgan Trust Company, National


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Association, as trustee (the "Subordinated Debt Trustee") (as may be supplemented or amended from time to time, the "Subordinated Debt Indenture"). The Senior Debt Indenture and the Subordinated Debt Indenture are sometimes hereinafter referred to individually as an "Indenture" and collectively as the "Indentures," and the Senior Debt Trustee and the Subordinated Debt Trustee are sometimes hereinafter referred to individually as a "Trustee" and collectively as the "Trustees." Purchase contracts ("Purchase Contracts") that require holders to satisfy their obligations thereunder when such Purchase Contracts are issued are referred to as "Pre-paid Purchase Contracts." Pre-paid Purchase Contracts that settle in cash ("Cash-settled Pre-paid Purchase Contracts") generally will be issued under an Indenture. Pre-paid Purchase Contracts that do not settle in cash ("Physically-settled Pre-paid Purchase Contracts") generally will be issued under the Unit Agreement or the Unit Agreement Without Holders' Obligations (each as defined below).

        The Units will be issued either pursuant to the Unit Agreement dated as of November 1, 2004, among the Company, JPMorgan Chase Bank, N.A. (formerly known as JPMorgan Chase Bank), as Unit Agent, as Collateral Agent, as Trustee and Paying Agent under the Indenture referred to therein, and as Warrant Agent under the Warrant Agreement referred to therein, and the holders from time to time of the Units described therein (as may be amended from time to time, the "Unit Agreement") or, if the Units do not include Purchase Contracts (or include only Pre-paid Purchase Contracts), pursuant to a Unit Agreement among the Company and JPMorgan Chase Bank, N.A. (formerly known as JPMorgan Chase Bank), as Unit Agent, as Trustee and Paying Agent under the Indenture referred to therein, and as Warrant Agent under the Warrant Agreement referred to therein, in the form of such agreement filed as an exhibit to the Registration Statement referred to below (each such agreement, a "Unit Agreement Without Holders's Obligations").(1) Units may include one or more (i) Series F Senior Notes, (ii) warrants ("Warrants") entitling the holders thereof to purchase or sell (a) securities issued by the Company or by an entity affiliated or not affiliated with the Company, a basket of such securities, an index or indices of such securities or any other property, (b) currencies, (c) commodities or (d) any combination of the foregoing, (iii) Purchase Contracts, including Pre-paid Purchase Contracts, requiring the holders thereof to purchase or sell (a) securities issued by the Company or by an entity affiliated or not affiliated with the Company, a basket of such securities, an index or indices of such securities or any other property, (b) currencies, (c) commodities or (d) any combination of the foregoing or (iv) any combination thereof. The applicable supplement to the Prospectus referred to below will specify whether Notes, Warrants and Purchase Contracts comprised by a Unit may or may not be separated from any series of Units. Warrants issued as part of a Unit will be issued pursuant to the Warrant Agreement dated as of November 1, 2004 (as may be amended from time to time, the "Warrant Agreement") between the Company and JPMorgan Chase Bank, N.A. (formerly known as JPMorgan Chase Bank), as Warrant Agent. Purchase Contracts, other than Pre-paid Purchase Contracts ("Non-Pre-paid Purchase Contracts"), entered into by the Company and the holders thereof will be governed by the Unit Agreement.

        The Notes, whether issued alone or as part of a Unit, will have the maturities, interest rates, redemption provisions, if any, and other terms as set forth in the Prospectus referred to

----------------------
        (1)The Unit Agreement Without Holders' Obligations shall include additional provisions to allow for the issuance of Pre-Paid Purchase Contracts that are not issued under the indentures.


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below and any Term Sheets (as defined in Section 3(n) below) referred to below.
The Warrants will have the exercise prices, exercise dates, expiration dates and other terms as set forth in the Prospectus and any Term Sheets. The Purchase Contracts will have the closing dates, purchase or sale prices and other terms as set forth in the Prospectus and any Term Sheets. Program Securities other than Notes and Units or any combination thereof, whether issued alone or as part of a Unit, will have the terms as set forth the Prospectus and any Term Sheets.

        The Company hereby appoints you as its exclusive agents for the purpose of soliciting and receiving offers to purchase Program Securities from the Company by others and, on the basis of the representations and warranties herein contained, but subject to the terms and conditions herein set forth, you agree to use reasonable efforts to solicit and receive offers to purchase Program Securities upon terms acceptable to the Company at such times and in such amounts as the Company shall from time to time specify. In addition, you may also purchase Program Securities as principal pursuant to the terms of a terms agreement relating to such sale (in the case of Notes, a "Notes Terms Agreement" and, in the case of Units, a "Units Terms Agreement") in accordance with the provisions of Section 2(b) hereof.

         The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement, including a prospectus, relating to the Program Securities. Such registration statement as amended at the Commencement Date (as hereinafter defined), including the documents incorporated therein by reference and the information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430B of the Securities Act, as amended (the "Securities Act"), is hereinafter referred to as the "Registration Statement." The Company proposes to file with the Commission from time to time, pursuant to Rule 424 under the Securities Act, supplements to the prospectus relating to the Program Securities included in the Registration Statement that will describe certain terms of the Program Securities. The prospectus covering the Program Securities in the form first used to confirm each sale of Program Securities (or in the form first made available to the agents by the Company to meet requests of purchasers pursuant to Rule 173 under the Securities Act) is hereinafter referred to as the "Basic Prospectus." The Basic Prospectus, as supplemented by a prospectus supplement and/or one or more product supplements and/or pricing supplements setting forth the terms of the Program Securities, in the form first used to confirm each sale of Program Securities (or in the form first made available to the agents by the Company to meet requests of purchasers pursuant to Rule 173 under the Securities Act), is hereinafter referred to as the "Prospectus". The term "preliminary prospectus" means any preliminary form of the Prospectus. The term "free writing prospectus" has the meaning set forth in Rule 405 under the Securities Act. The term "Time of Sale" in respect of Program Securities means any time at or prior to the confirmation of any sales of any such Program Security. The term "Time of Sale Prospectus" means the Basic Prospectus, each preliminary prospectus and/or Term Sheet, if any, and each free writing prospectus, if any, that has been prepared by or on behalf of the Company relating to such Program Securities as of such Time of Sale. The term "broadly available road show" means a "bona fide electronic road show" as defined in Rule 433(h)(5) under the Securities Act that has been made available without restriction to any person. As used herein, the terms "Registration Statement," "Basic Prospectus," "Prospectus," "preliminary prospectus," and "Time of Sale Prospectus" shall include the documents, if any, incorporated by reference therein. The terms "supplement," "amendment" and "amend" as used herein with respect to the Registration Statement, the Basic


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Prospectus, any preliminary prospectus, the Time of Sale Prospectus or free writing prospectus shall include all documents subsequently filed by the Company with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), that are deemed to be incorporated by reference therein.

     1. Representations and Warranties. The Company represents and warrants to and agrees with you as of the Commencement Date, as of each date on which you solicit offers to purchase Program Securities, as of each date on which the Company accepts an offer to purchase Program Securities (including any purchase by you as principal pursuant to a Notes Terms Agreement or a Units Terms Agreement), as of each date the Company issued and delivers Program Securities and as of each date the Registration Statement or the Basic Prospectus is amended or supplemented, as follows (it being understood that such representations, warranties and agreements shall be deemed to relate to the Registration Statement, the Basic Prospectus and the Prospectus, each as amended or supplemented to each such date):

          (a) The Registration Statement has become effective; no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or threatened by the Commission. If the Registration Statement is an automatic shelf registration statement as defined in Rule 405 under the Securities Act, the Company is a well-known seasoned issuer (as defined in Rule 405 under the Securities Act) eligible to use the Registration Statement as an automatic shelf registration statement and the Company has not received notice that the Commission objects to the use of the Registration Statement as an automatic shelf registration statement.

          (b) (i) Each document, if any, filed or to be filed pursuant to the Exchange Act and incorporated by reference in the Time of Sale Prospectus or the Prospectus complied or will comply when so filed in all material respects with the Exchange Act and the applicable rules and regulations of the Commission thereunder, (ii) each part of the Registration Statement, when such part became effective, did not contain and each such part, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (iii) the Registration Statement does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (iv) the Registration Statement and the Prospectus comply and, as amended or supplemented, if applicable, will comply in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder, (v) the Time of Sale Prospectus, as then amended or supplemented by the Company, if applicable, at each Time of Sale of Program Securities in connection with the offering thereof when the Prospectus is not yet available to prospective purchasers and at each date on which the Company issues and delivers Program Securities, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, (vi) each broadly available road show, if any, when considered together with the applicable Time of Sale Prospectus, does not contain any untrue statement of a material fact or omit to state a material fact


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     necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and (vii) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that (1) the representations and warranties set forth in this paragraph do not apply to (A) statements or omissions in the Registration Statement, the Time of Sale Prospectus, or the Prospectus based upon information relating to you furnished to the Company in writing by you expressly for use therein or (B) those parts of the Registration Statement that constitute the Statements of Eligibility (Forms T-1) under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), of the Trustees and (2) the representations and warranties set forth in clauses (iv) and (vii) above, when made as of the Commencement Date or as of any date on which you solicit offers to purchase Program Securities or on which the Company accepts an offer to purchase Program Securities, shall be deemed not to cover information concerning an offering of particular Program Securities to the extent such information will be set forth in a supplement to the Basic Prospectus.

          (c) The Company is not an "ineligible issuer" in connection with the offering pursuant to Rules 164, 405 and 433 under the Securities Act. Any free writing prospectus that the Company is required to file pursuant to Rule 433(d) under the Securities Act has been, or will be, filed with the Commission in accordance with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Each free writing prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act or that was prepared by or behalf of or used or referred to by the Company complies or will comply in all material respects with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Except for any free writing prospectuses and electronic road shows each furnished to you before first use, the Company has not prepared, used or referred to, and will not, without your prior consent, prepare, use or refer to, any free writing prospectus.

          (d) The Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the State of Delaware, has the corporate power and authority to own its property and to conduct its business as described in the Prospectus and the Time of Sale Prospectus, if applicable, and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its consolidated subsidiaries, taken as a whole.

          (e) Each subsidiary of the Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in the Prospectus and the Time of Sale Prospectus, if applicable, and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such


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     qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its consolidated subsidiaries, taken as a whole; all of the issued shares of capital stock of each consolidated subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims.

          (f) Each of this Agreement and any applicable Written Notes Terms Agreement or Written Units Terms Agreement (each as hereinafter defined) has been duly authorized, executed and delivered by the Company.

          (g) Each Indenture has been duly qualified under the Trust Indenture Act and each of the Senior Indenture, the Subordinated Indenture, the Unit Agreement and the Warrant Agreement has been duly authorized, executed and delivered by, and is a valid and binding agreement of, the Company, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally and equitable principles of general applicability.

          (h) The form of Unit Agreement Without Holders' Obligations has been duly authorized by the Company and, when a Unit Agreement Without Holders' Obligations has been duly executed and delivered by the Company, the Unit Agreement Without Holders' Obligations will be a valid and binding agreement of the Company, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally and equitable principles of general applicability.

          (i) The forms of Notes (including the form of Cash-settled Pre-paid Purchase Contracts), whether issued alone or as part of a Unit, have been duly authorized and established in conformity with the provisions of the relevant Indenture and, when the Notes (and the Cash-settled Pre-paid Purchase Contracts) have been executed and authenticated in accordance with the provisions of the relevant Indenture and delivered to and duly paid for by the purchasers thereof, the Notes (and the Cash-settled Pre-paid Purchase Contracts) will be entitled to the benefits of such Indenture and will be valid and binding obligations of the Company, enforceable in accordance with their respective terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally and equitable principles of general applicability.

          (j) The forms of Units under the Unit Agreement, including the forms of Warrants, Physically-settled Pre-paid Purchase Contracts and Non-Pre-paid Purchase Contracts, have been duly authorized and established in conformity with the provisions of (i) in the case of such Units, Physically-settled Pre-paid Purchase Contracts, Non-Pre-paid Purchase Contracts, the Unit Agreement and (ii) in the case of Warrants, the Warrant Agreement. When such Units have been delivered to and duly paid for by the purchasers thereof and (A) any Physically-settled Pre-paid Purchase Contracts and Non-Pre-paid Purchase Contracts included in such Units have been executed by the Company and countersigned by the Unit Agent and (B) any Warrants included in such Units have been executed by the Company and countersigned by the Warrant Agent, such Units (including any such Physically-settled Pre-paid Purchase Contracts, Non-Pre-paid


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     Purchase Contracts or Warrants contained therein) will be entitled to the benefits of the Unit Agreement and, in the case of the Warrants, the Warrant Agreement and will be valid and binding obligations of the Company, enforceable in accordance with their respective terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally and equitable principles of general applicability.

          (k) When a Unit Agreement Without Holders' Obligations has been executed and delivered by the Company, the Units to be issued thereunder will have been duly authorized and when such Units have been established in conformity with the provisions of the Unit Agreement Without Holders' Obligations and delivered to and duly paid for by the purchasers thereof, and any Warrants included in such Units have been executed by the Company and countersigned by the Warrant Agent, such Units (including any such Warrants contained therein) will be entitled to the benefits of the Unit Agreement Without Holders' Obligations and will be valid and binding obligations of the Company, enforceable in accordance with their respective terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally and equitable principles of general applicability.

          (l) The execution and delivery by the Company of this Agreement, the Notes and Pre-paid Purchase Contracts (whether issued alone or as part of a Unit), the Units (including any Purchase Contracts and Warrants included therein), the Indentures, the Unit Agreement, any Unit Agreement Without Holders' Obligations, the Warrant Agreement and any applicable Written Notes Terms Agreement or Written Units Terms Agreement and the performance by the Company of its obligations under this Agreement, the Notes, the Pre-paid Purchase Contracts, the Units (including any Purchase Contracts or Warrants included therein), the Indentures, the Unit Agreement, any Unit Agreement Without Holders' Obligations, the Warrant Agreement and any applicable Notes Terms Agreement or Units Terms Agreement will not contravene any provision of applicable law or the certificate of incorporation or by laws of the Company or any agreement or other instrument binding upon the Company or any of its subsidiaries that is material to the Company and its consolidated subsidiaries, taken as a whole, or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any of its consolidated subsidiaries, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Company of its obligations under this Agreement, the Notes, the Pre-paid Purchase Contracts, the Units (including any Purchase Contracts or Warrants included therein), the Indentures, the Unit Agreement, any Unit Agreement Without Holders' Obligations, the Warrant Agreement and any applicable Notes Terms Agreement or Units Terms Agreement, except such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Program Securities; provided, however, that no representation is made as to whether the purchase of the Program Securities constitutes a "prohibited transaction" under Section 406 of the Employee Retirement Income Security Act of 1974, as amended, or Section 4975 of the Internal Revenue Code of 1986, as amended.

          (m) There has not occurred any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise,


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     or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Prospectus and the Time of Sale Prospectus, if applicable.

          (n) There are no legal or governmental proceedings pending or threatened to which the Company or any of its consolidated subsidiaries is a party or to which any of the properties of the Company or any of its consolidated subsidiaries is subject (i) other than proceedings accurately described in all material respects in the Prospectus and the Time of Sale Prospectus, if applicable, and proceedings that would not have a material adverse effect on the Company and its consolidated subsidiaries, taken as a whole, or on the power or ability of the Company to perform its obligations under this Agreement, the Indenture or the Program Securities or to consummate the transactions contemplated by the Prospectus or (ii) that are required to be described in the Registration Statement or the Prospectus and are not so described and there are no statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed or incorporated by reference as exhibits to the Registration Statement that are not described, filed or incorporated as required.

          (o) The Company is not, and after giving effect to the offering and sale of the Program Securities and the application of the proceeds thereof as described in the Prospectus will not be, required to register as, an "investment company" as such term is defined in the Investment Company Act of 1940, as amended.

          (p) Each of the Company and its consolidated subsidiaries has all necessary consents, authorizations, approvals, orders, certificates and permits of and from, and has made all declarations and filings with, all federal, state, local and other governmental authorities, all self regulatory organizations and all courts and other tribunals, to own, lease, license and use its properties and assets and to conduct its business in the manner described in the Prospectus and the Time of Sale Prospectus, if applicable, except to the extent that the failure to obtain or file would not have a material adverse effect on the Company and its consolidated subsidiaries, taken as a whole.

          (q) Morgan Stanley DW Inc. is registered as a broker dealer and investment adviser with the Commission, is registered with the Commodity Futures Trading Commission as a futures commission merchant and is a member of the New York Stock Exchange, Inc. and the National Association of Securities Dealers, Inc.

          (r) Morgan Stanley & Co. Incorporated is registered as a broker dealer and investment adviser with the Commission, is registered with the Commodity Futures Trading Commission as a futures commission merchant and is a member of the New York Stock Exchange, Inc. and the National Association of Securities Dealers, Inc.

     Notwithstanding the foregoing, it is understood and agreed that the representations and warranties set forth in Section 1(b)(iii), 1(b)(iv), 1(b)(v), 1(b)(vi) and 1(b)(vii), 1(i) (except as to due authorization of the Notes and Cash-settled Pre-paid Purchase Contracts), 1(j) (except as to due authorization of the Units, Warrants, Physically-settled Pre-paid Purchase Contracts and Non-Pre-paid Purchase Contracts), 1(k) (except as to due authorization of the Units and


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Warrants) and 1(l), when made as of the Commencement Date, or as of any date on which you solicit offers to purchase Program Securities, with respect to any Program Securities the payments of principal or interest on which, or any other payments with respect to which, will be determined by reference to one or more currency exchange rates, commodity prices, securities of entities affiliated or unaffiliated with the Company, baskets of such securities, equity indices or other factors, shall be deemed not to address the application of the Commodity Exchange Act, as amended, or the rules, regulations or interpretations of the Commodity Futures Trading Commission.

     2. Solicitations as Agents; Purchases as Principals.

          (a) Solicitations as Agents. In connection with your actions as agents hereunder, you agree to use reasonable efforts to solicit offers to purchase Program Securities upon the terms and conditions set forth in the Prospectus as then amended or supplemented.

          The Company reserves the right, in its sole discretion, to instruct you to suspend at any time, for any period of time or permanently, the solicitation of offers to purchase Program Securities. Upon receipt of at least one business day's prior notice from the Company, you will forthwith suspend solicitations of offers to purchase Program Securities from the Company until such time as the Company has advised you that such solicitation may be resumed. While such solicitation is suspended, the Company shall not be required to deliver any certificates, opinions or letters in accordance with Sections 5(a), 5(b) and 5(c); provided, however, that if the Registration Statement or Prospectus is amended or supplemented during the period of suspension (other than by an amendment or supplement providing solely for (i) in the case of Notes issued alone or as part of a Unit, a change in the interest rates, redemption provisions, amortization schedules or maturities offered on the Notes, (ii) in the case of Units, a change in the exercise price, exercise date or period or expiration of an underlying Warrant or a change in the settlement date or purchase or sale price of an underlying Purchase Contract or (iii) for a change you deem to be immaterial), you shall not be required to resume soliciting offers to purchase Program Securities until the Company has delivered such certificates, opinions and letters as you may request.

          The Company agrees to pay to you, as consideration for the sale of each Program Security resulting from a solicitation made or an offer to purchase received by you, a commission in the form of a discount from the purchase price of such Program Security equal to between .125% and .750% (depending upon such Note's maturity or, in the case of Units, any underlying Note's maturity or the terms of the Units and of the securities comprised by such Units) of the principal amount of such Note or, in the case of Units, the face amount of such Unit (provided that the commission for Notes having, or Units including Notes or other securities having, a maturity of 30 years or greater will be negotiated) or such other discount as may be specified in the Prospectus Supplement relating to such Note or Unit.

          You shall communicate to the Company, orally or in writing, each offer to purchase Program Securities received by you as agent that in your judgment should be


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


     considered by the Company. The Company shall have the sole right to accept offers to purchase Program Securities and may reject any offer in whole or in part. You shall have the right to reject any offer to purchase Program Securities that you consider to be unacceptable, and any such rejection shall not be deemed a breach of your agreements contained herein. The procedural details relating to the issue and delivery of Program Securities sold by you as agent and the payment therefor shall be as set forth in the Administrative Procedures (as hereinafter defined).

          (b) Purchases as Principals. Each sale of Program Securities to you as principals shall be made in accordance with the terms of this Agreement. In connection with each such sale, the Company will enter into a Notes Terms Agreement or Units Terms Agreement that will provide for the sale of such Program Securities to and the purchase thereof by you. Each Notes Terms Agreement or Units Terms Agreement will take the form of either (i) a written agreement between you and the Company, which may be substantially in the form of Exhibit A or Exhibit A-1 (as applicable) hereto (in the case of Notes, a "Written Notes Terms Agreement," and in the case of Units, a "Written Units Terms Agreement"), or (ii) an oral agreement between you and the Company confirmed in writing by you to the Company.

          Your commitment to purchase Program Securities as principal pursuant to a Notes Terms Agreement or Units Terms Agreement shall be deemed to have been made on the basis of the representations and warranties of the Company herein contained and shall be subject to the terms and conditions herein set forth. Each (i) Notes Terms Agreement shall specify the principal amount of Notes to be purchased by you pursuant thereto, the maturity date of such Notes, the price to be paid to the Company for such Notes, the interest rate and interest rate formula, if any, applicable to such Notes and any other terms of such Notes and (ii) Units Terms Agreement shall specify (a) the information set forth in (i) above with respect to any Notes issued as part of a Unit, (b) with respect to any Warrants issued as part of a Unit, the exercise price, the exercise date or period, the expiration date and any other terms of such Warrants and (c) with respect to any Purchase Contracts issued as part of a Unit, the settlement date, the purchase or sale price or any other terms of such Purchase Contracts. Each such Notes Terms Agreement or Units Terms Agreement may also specify any requirements for officers' certificates, opinions of counsel and letters from the independent auditors of the Company pursuant to Section 4 hereof. A Notes Terms Agreement and a Unit Terms Agreement may also specify certain provisions relating to the reoffering of such Notes or Units, as the case may be, by you.

     Each Notes Terms Agreement and each Units Terms Agreement shall specify the time and place of delivery of and payment for such Notes or Units, as the case may be. Unless otherwise specified in a Notes Terms Agreement or a Units Terms Agreement, the procedural details relating to the issue and delivery of Notes or Units, as the case may be, purchased by you as principal and the payment therefor shall be as set forth in the Administrative Procedures. Each date of delivery of and payment for Program Securities to be purchased by you as principal pursuant to a Notes Terms Agreement or a Units Terms Agreement, as the case may be, is referred to herein as a "Settlement Date."

        Unless otherwise specified in a Notes Terms Agreement or a Units Terms Agreement, if you are purchasing Program Securities as principal you may resell such Program Securities to other dealers. Any such sales may be at a discount, which shall not exceed the amount set forth in the Time of Sale Prospectus and Prospectus relating to such Notes or Units.

          (c) Administrative Procedures. You and the Company agree to perform the respective duties and obligations specifically provided to be performed in the Global Medium Term Notes, Series F, and Global Units, Series F, Administrative Procedures (attached hereto as Exhibit B) (the "Administrative Procedures"), as amended from time to time. The Administrative Procedures may be amended only by written agreement of the Company and you.

          (d) Delivery. The documents required to be delivered by Section 4 of this Agreement as a condition precedent to your obligation to begin soliciting offers to purchase Program Securities as agents of the Company shall be delivered at the office of Sidley Austin LLP, your counsel, not later than 4:00 p.m., New York City time, on the date hereof, or at such other time and/or place as you and the Company may agree upon in writing, but in no event later than the day prior to the earlier of (i) the date on which you begin soliciting offers to purchase Program Securities and (ii) the first date on which the Company accepts any offer by you to purchase Program Securities as principal. The date of delivery of such documents is referred to herein as the "Commencement Date."

          (e) Free Writing Prospectuses. In connection with your actions hereunder, you represent and agree that, unless you obtain the prior consent of the Company, you will not make any offer relating to the Program Securities that would constitute an "issuer free writing prospectus," as defined in Rule 433(h) under the Securities Act, or that would otherwise constitute a free writing prospectus required to be filed with the Commission.

     3. Agreements. The Company agrees with you that:

          (a) The Company will furnish to you a copy of each proposed free writing prospectus to be prepared by or on behalf of, used by, or referred to by the Company relating to the offering of the Program Securities and the Company will not use or refer to any proposed free writing prospectus to which you reasonably object.

          (b) The Company will not take any action that would result in you or the Company being required to file with the Commission pursuant to Rule 433(d) under the Securities Act a free writing prospectus prepared by you or on your behalf that you otherwise would not have been required to file thereunder.

          (c) If the Time of Sale Prospectus is being used to solicit offers to buy Program Securities at a time when the Prospectus is not yet available to prospective purchasers and any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Time of Sale Prospectus in order to make the statements therein, in the light of the circumstances, not misleading, or if any event shall occur or condition exist as a result of which the Time of Sale Prospectus conflicts with the information contained in the Registration Statement then on file, or if, in the opinion of your counsel, it is necessary to amend or supplement the Time of Sale Prospectus to comply with applicable law, the Company will forthwith prepare, file with the Commission and furnish, at the Company's own expense, to you and to any dealer upon request, either amendments or supplements to the Time of Sale Prospectus so that the statements in the Time of Sale Prospectus as so amended or supplemented will not, in the light of the circumstances when delivered to a prospective purchaser, be misleading or so that the Time of Sale Prospectus, as amended or supplemented, will no longer conflict with the Registration Statement, or so that the Time of Sale Prospectus, as amended or supplemented, will comply with applicable law.

          (d) Prior to the termination of the offering of the Program Securities pursuant to this Agreement or pursuant to any Notes Terms Agreement or Units Terms Agreement, the Company will not file any Time of Sale Prospectus or prospectus supplement (including any product supplement or pricing supplement) relating to the Program Securities or any amendment to the Registration Statement relating to the Program Securities unless the Company has previously furnished to you a copy thereof for your review and will not file any such proposed supplement or amendment to which you reasonably object; provided, however, that the foregoing requirement shall not apply to any of the Company's periodic filings with the Commission required to be filed pursuant to Section 13(a), 13(c), 13(f), 14 or 15(d) of the Exchange Act, copies of which filings the Company will cause to be delivered to you promptly after being transmitted for filing with the Commission. Subject to the foregoing sentence, the Company will promptly cause each supplement to the Basic Prospectus relating to the Program Securities (including any product supplement or pricing supplement) to be filed with or transmitted for filing to the Commission in accordance with Rule 424(b) under the Securities Act. The Company will promptly advise you
     (i) of the filing of any amendment or supplement to the Basic Prospectus,
     (ii) of the filing and effectiveness of any amendment to the Registration Statement, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Basic Prospectus or for any additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or threatening of any proceeding for that purpose and (v) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Program Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose. The Company will use its best efforts to prevent the issuance of any such stop order or notice of suspension of qualification and, if issued, to obtain as soon as possible the withdrawal thereof. If the Basic Prospectus is amended or supplemented as a result of the filing under the Exchange Act of any document incorporated by reference in the Prospectus, you shall not be obligated to solicit offers to purchase Program Securities so long as you are not reasonably satisfied with such document.

          (e) If, at any time when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) under the Securities Act) relating to the Program Securities is required to be delivered under the Securities Act, any event occurs or condition exists as a result of which the Prospectus, as then amended or supplemented, would include an untrue statement of a material fact, or omit to state any material fact necessary to make the statements therein, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) under the Securities Act), as then amended or supplemented, is delivered to a purchaser, not misleading, or if, in your opinion or in the opinion of the Company, it is necessary at any time to amend or supplement the Prospectus, as then amended or supplemented, to comply with applicable law, the Company will immediately notify you by telephone (with confirmation in writing) to suspend solicitation of offers to purchase Program Securities and, if so notified by the Company, you shall forthwith suspend such solicitation and cease using the Prospectus, as then amended or supplemented. If the Company shall decide to amend or supplement the Registration Statement or Prospectus, as then amended or supplemented, it shall so advise you promptly by telephone (with confirmation in writing) and, at its expense, shall prepare and cause to be filed promptly with the Commission an amendment or supplement to the Registration Statement or Prospectus, as then amended or supplemented, that will correct such statement or omission or effect such compliance and will supply such amended or supplemented Prospectus to you in such quantities as you may reasonably request. If any documents, certificates, opinions and letters furnished to you pursuant to
     Section 3(i) and Sections 5(a), 5(b) and 5(c) in connection with the preparation and filing of such amendment or supplement are satisfactory in all respects to you, upon the filing with the Commission of such amendment or supplement to the Prospectus or upon the effectiveness of an amendment to the Registration Statement, you will resume the solicitation of offers to purchase Program Securities hereunder. Notwithstanding any other provision of this Section 3(e), until the distribution of any Program Securities you may own as principal has been completed, if any event described above in this Section 3(e) occurs, the Company will, at its own expense, forthwith prepare and cause to be filed promptly with the Commission an amendment or supplement to the Registration Statement or Prospectus, as then amended or supplemented, satisfactory in all respects to you, will supply such amended or supplemented Prospectus to you in such quantities as you may reasonably request and shall furnish to you pursuant to Section 3(i) below and Sections 5(a), 5(b) and 5(c) such documents, certificates, opinions and letters as you may request in connection with the preparation and filing of such amendment or supplement.

          (f) The Company will make generally available to its security holders and to you as soon as practicable earning statements that satisfy the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder covering a period of at least twelve months beginning, in each case, not later than the first day of the Company's fiscal quarter next following the "effective date" (as defined in Rule 158 under the Securities Act) of the Registration Statement with respect to each sale of Program Securities.

          (g) The Company will furnish in New York City, without charge, (i) to each Agent, a signed copy of the Registration Statement, including exhibits and all amendments thereto, and as many copies of the Prospectus, any documents incorporated by reference therein and any supplements and amendments thereto as you may reasonably request and (ii) to each Agent that purchases Program Securities pursuant to a Notes Terms Agreement or Units Terms Agreement or solicits an offer to purchase Program Securities that is accepted by the Company, prior to 10:00 a.m. New York City time on the business day next succeeding the date of such Notes Terms Agreement or Units Terms Agreement or the acceptance of such offer, as many copies of the Prospectus, as then amended or supplemented (including the Time of Sale Prospectus and the Prospectus Supplement relating to the Program Securities to be purchased pursuant to such Notes Terms Agreement or Units Terms Agreement or accepted offer), as such Agent may reasonably request.

          (h) The Company will endeavor to qualify the Notes for offer and sale under the securities or Blue Sky laws of such jurisdictions as you shall reasonably request.

          (i) During the term of this Agreement, the Company shall furnish to you such relevant documents and certificates of officers of the Company relating to the business, operations and affairs of the Company, the Registration Statement, the Basic Prospectus, any amendments or supplements thereto, any Time of Sale Prospectus, the Indentures, the Unit Agreement, any Unit Agreement Without Holders' Obligations, the Warrant Agreement, the Notes, the Units, the Warrants, the Purchase Contracts, this Agreement, the Administrative Procedures, any Notes Terms Agreement or Units Terms Agreement and the performance by the Company of its obligations hereunder or thereunder as you may from time to time reasonably request.

          (j) The Company shall notify you promptly in writing of any downgrading, or of its receipt of any notice of any intended or potential downgrading or of any review for possible change that does not indicate the direction of the possible change, in the rating accorded the Company or any of the securities of the Company or in the rating outlook for the Company by any "nationally recognized statistical rating organization," as such term is defined for purposes of Rule 436(g)(2) under the Securities Act.

          (k) Whether or not any sale of Program Securities is consummated or this Agreement or any Notes Terms Agreement or Units Terms Agreement is terminated, the Company will pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement and any Notes Terms Agreement or Units Terms Agreement, including: (i) the fees, disbursements and expenses of the Company's counsel and the Company's accountants, of the Trustees and their counsel, of the Unit Agent and its counsel, and of the Warrant Agent and its counsel, in connection with the registration and delivery of the Program Securities under the Securities Act and all other fees or expenses in connection with the preparation and filing of the Registration Statement, the Prospectus, any preliminary prospectus, the Time of Sale Prospectus, any free writing prospectus prepared by or on behalf of, used by, or referred to by the Company and amendments and supplements to any of the foregoing, including the filing fees payable to the Commission relating to the Securities (within the time required by Rule 456(b)(1), if applicable), all printing costs associated therewith, and the mailing and delivering of copies thereof to you and the dealers, in the quantities hereinabove specified, (ii) all costs and expenses related to the transfer and delivery of the Program Securities to you, including any transfer or other taxes payable thereon, (iii) the cost of printing or producing any Blue Sky or legal investment memorandum in connection with the offer and sale of the Program Securities under state securities laws and all expenses in connection with the qualification of the Program Securities for offer and sale under state securities laws as provided in Section 3(h) hereof, including filing fees and the reasonable fees and disbursements of your counsel in connection with such qualification and in connection with the Blue Sky or legal investment memorandum, (iv) all filing fees and the reasonable fees and disbursements of your counsel incurred in connection with the review and qualification of the offering of the Program Securities by the National Association of Securities Dealers, Inc., (v) any fees charged by the rating agencies for the rating of the Program Securities, (vi) all fees and expenses in connection with the preparation and filing of any registration statement on Form 8-A relating to any Program Securities and all costs and expenses incident to listing the Program Securities on any national securities exchanges and foreign stock exchanges, (vii) the cost of the preparation, issuance and delivery of the Program Securities, (viii) the costs and charges of any trustee, transfer agent, registrar or depositary,
     (ix) the costs and expenses of the Company relating to investor presentations on any "road show" undertaken in connection with the marketing of the offering of the Program Securities, including, without limitation, expenses associated with the preparation or dissemination of any electronic road show, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expenses of the representatives and officers of the Company and any such consultants, and the cost of any aircraft chartered in connection with the road show, (x) the document production charges and expenses associated with printing this Agreement, the Indentures, the Unit Agreement, any Unit Agreement Without Holders' Obligations, the Warrant Agreement, any Notes Terms Agreement and any Units Terms Agreement, (xi) the fees and disbursements of your counsel incurred in connection with the offering and sale of the Program Securities, including any opinions to be rendered by such counsel hereunder, (xii) any out of pocket expenses incurred by you (provided that any advertising expenses incurred by you shall have been approved by the Company) and
     (xiii) all other costs and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section. It is understood, however, that except as provided in this Section and Section 6 entitled "Indemnification and Contribution," you will pay all of your costs and expenses, including fees and disbursements of your counsel, transfer taxes payable on resale of any of the Program Securities by you and any advertising expenses connected with any offers you may make.

          (l) If the third anniversary of the initial effective date of the Registration Statement occurs during an offering of Program Securities before all of the Program Securities then being offered have been sold by you, prior to the third anniversary the Company will file a new shelf registration statement and take any other action necessary to permit the public offering of the Program Securities to continue without interruption; references herein to the Registration Statement shall include the new registration statement declared effective by the Commission.

          (m) During the period beginning on the date of any Notes Terms Agreement or Units Terms Agreement relating to either Notes or Units, as the case may be, and continuing to and including the Settlement Date with respect to such Notes Terms Agreement or Units Terms Agreement, the Company will not, without your prior consent, offer, sell, contract to sell or otherwise dispose of (i) in the case of Notes, any debt securities of the Company substantially similar to the Notes set forth in such Notes Terms Agreement (other than (A) the Notes that are to be sold pursuant to such Notes Terms Agreement, (B) Notes previously agreed to be sold by the Company and (C) commercial paper issued in the ordinary course of business) or (ii) in the case of Units, any securities substantially similar to such Units (other than (A) the Units that are sold pursuant to such Units Terms Agreement or (B) Units previously agreed to be sold by the Company), in each case, except as may otherwise be provided in the applicable Notes Terms Agreement or Units Terms Agreement.

          (n) Unless otherwise notified by you, the Company will prepare a final term sheet (a "Term Sheet") relating to each offering of the Program Securities, containing only information that describes the final terms of the Program Securities or the offering, in a form consented to by you, and will file such Term Sheet within the period required by Rule 433(d)(5)(ii) under the Securities Act following the date the final terms have been established for the offering of the Program Securities.

     4. Conditions of the Obligations of the Agents. Your obligation to solicit offers to purchase Program Securities as agents of the Company, your obligation to purchase Program Securities as principals pursuant to any Notes Terms Agreement or Units Terms Agreement and the obligation of any other purchaser to purchase Program Securities will be subject to the accuracy of the representations and warranties on the part of the Company herein, to the accuracy of the statements of the Company's officers made in each certificate furnished pursuant to the provisions hereof and to the performance and observance by the Company of all covenants and agreements herein contained on its part to be performed and observed (in the case of your obligation to solicit offers to purchase Program Securities, at the time of such solicitation, and, in the case of your or any other purchaser's obligation to purchase Program Securities, at the time the Company accepts the offer to purchase such Program Securities and at the time of issuance and delivery) and (in each case) to the following additional conditions precedent when and as specified:

          (a) Prior to such solicitation or purchase, as the case may be:

               (i) there shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its consolidated subsidiaries, taken as a whole, from that set forth in the Time of Sale Prospectus that, in your judgment, is material and adverse and that makes it, in your judgment, impracticable to market the Program Securities on the terms and in the manner contemplated by the Time of Sale Prospectus;

               (ii) there shall not have occurred any (A) suspension or material limitation of trading generally on or by, as the case may be, any of the New York Stock Exchange, the American Stock Exchange, the Nasdaq National Market, the Chicago Board of Options Exchange, the Chicago Mercantile Exchange or the Chicago Board of Trade, (B) suspension of trading of any securities of the Company on any exchange or in any over the counter market, (C) material disruption in securities settlement, payment or clearance services in the United

          States or, in the event of a global offering, in any relevant foreign jurisdiction, (D) declaration of any moratorium on commercial banking activities by Federal or New York State authorities or (E) any outbreak or escalation of hostilities or any change in financial markets (or, if the relevant Program Securities are denominated in a currency other than U.S. dollars, any change in currency exchange rates or controls) or any calamity or crisis that, in your judgment, is material and adverse and which, singly or together with any other event specified in this clause (E), makes it, in your judgment, impracticable or inadvisable to proceed with the offer, sale or delivery of the Program Securities on the terms and in the manner contemplated in the Prospectus or the Time of Sale Prospectus; and

               (iii) there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded the Company or any of the securities of the Company by any "nationally recognized statistical rating organization," as such term is defined for purposes of Rule 436(g)(2) under the Securities Act;

(A) except, in each case described in paragraph (i), (ii) or (iii) above, as disclosed to you in writing by the Company prior to such solicitation or, in the case of a purchase of Program Securities, before the offer to purchase such Program Securities was made or (B) unless in each case described in (ii) above, the relevant event shall have occurred and been known to you prior to such solicitation or, in the case of a purchase of Program Securities, before the offer to purchase such Program Securities was made.

          (b) On the Commencement Date and, if called for by any Notes Terms Agreement or Units Terms Agreement, on the corresponding Settlement Date, you shall have received:

               (i) The opinion, dated as of such date, of Davis Polk & Wardwell, special counsel to the Company, or of other counsel satisfactory to you and who may be an officer of the Company, to the following effect that:

                    (A) the Company has been duly incorporated, is validly
               existing as a corporation in good standing under the laws of the State of Delaware, has the corporate power and authority to own its property and to conduct its business as described in the Prospectus, as amended or supplemented, and the Time of Sale Prospectus, if applicable, and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its consolidated subsidiaries, taken as a whole;

                    (B) each of Morgan Stanley DW Inc., Discover Bank, Morgan
               Stanley & Co. Incorporated and Morgan Stanley International Holdings Inc. (each a "Material Subsidiary") has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in the Prospectus, as amended or supplemented, and the Time of Sale Prospectus, if applicable, and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its consolidated subsidiaries, taken as a whole;

                    (C) each of the Company and its Material Subsidiaries has
               all necessary consents, authorizations, approvals, orders, certificates and permits of and from, and has made all declarations and filings with, all federal, state, local and other governmental authorities, all self regulatory organizations and all courts and other tribunals, to own, lease, license and use its properties and assets and to conduct its business in the manner described in the Prospectus, as amended or supplemented, and the Time of Sale Prospectus, if applicable, except to the extent that the failure to obtain or file would not have a material adverse effect on the Company and its consolidated subsidiaries, taken as a whole;

                    (D) each of this Agreement and any applicable Written Notes
               Terms Agreement or Written Units Terms Agreement has been duly authorized, executed and delivered by the Company;

                    (E) each Indenture has been duly qualified under the Trust
               Indenture Act and each of the Senior Indenture, the Subordinated Indenture, the Unit Agreement and the Warrant Agreement has been duly authorized, executed and delivered by the Company and is a valid and binding agreement of the Company, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally and equitable principles of general applicability;

                    (F) the Unit Agreement Without Holders' Obligations, if any,
               has been duly authorized, executed and delivered by the Company and is a valid and binding agreement of the Company, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally and equitable principles of general applicability;

                    (G) the forms of Notes (including the form of Cash-settled
               Pre-paid Purchase Contracts), whether issued alone or as part of a Unit, have been duly authorized and established in conformity with the provisions of the relevant Indenture and, if the Notes and the Cash-settled Pre-paid Purchase Contracts, had been executed by the Company and authenticated by the relevant Trustee or its duly appointed agent in accordance with the provisions of the relevant Indenture and delivered to and duly paid for by the purchasers thereof on the date of such opinion, such Notes and the Cash-settled Pre-paid Purchase Contracts would be entitled to the benefits of such Indenture and would be valid and binding obligations of the Company, enforceable in accordance with their respective terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally and equitable principles of general applicability;

                    (H) the forms of Units under the Unit Agreement, including the forms of Warrants, Physically-settled Pre-paid Purchase Contracts and Non-Pre-paid Purchase Contracts, have been duly authorized and established in conformity with the provisions of
               (i) in the case of Units under the Unit Agreement, Physically-settled Pre-paid Purchase Contracts and Non-Pre-paid Purchase Contracts, the Unit Agreement and (ii) in the case of the Warrants, the Warrant Agreement. If such Units (including the Warrants, the Physically-settled Pre-paid Purchase Contracts and the Non-Pre-paid Purchase Contracts) had been delivered to and duly paid for by the purchasers thereof (and any Purchase Contracts included therein had been executed by the Company and countersigned by the Unit Agent and any Warrants included therein had been executed by the Company and countersigned by the Warrant Agent) on the date of such opinion, such Units (including the Physically-settled Pre-paid Purchase Contracts, the Non-Pre-paid Purchase Contracts and the Warrants contained therein) would be entitled to the benefits of the Unit Agreement and, in the case of the Warrants, the Warrant Agreement, and would be valid and binding obligations of the Company, enforceable in accordance with their respective terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally and equitable principles of general applicability;

                    (I) the Units under the Unit Agreement Without Holders'
               Obligations have been duly authorized (and the forms of any Warrants included therein have been duly authorized and established in conformity with the provisions of the Warrant Agreement), and if such Units (including any such Warrants included therein) had been delivered to and duly paid for by the purchasers thereof (and any Warrants included therein had been executed by the Company and countersigned by the Warrant Agent) on the date of such opinion, such Units (including the Warrants contained therein) would be entitled to the benefits of the Unit Agreement Without Holders' Obligations and in the case of the Warrants, the Warrant Agreement, and would be valid and binding obligations of the Company, enforceable in accordance with their respective terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally and equitable principles of general applicability;

                    (J) the execution and delivery by the Company of the Notes and Cash-settled Pre-paid Purchase Contracts (whether issued alone or as part of a Unit), the Units (including any Purchase Contract or Warrant included therein), the Indentures, the Unit Agreement, any Unit Agreement Without Holders' Obligations, the Warrant Agreement and any applicable Written Notes Terms Agreement or Written Units Terms Agreement and the performance by the Company of its obligations under this Agreement, the Notes, the Units, the Indentures, the Unit Agreement, any Unit Agreement Without Holders' Obligations, the Warrant Agreement and any applicable Notes Terms Agreement or Units Terms Agreement will not contravene any provision of applicable law or the certificate of incorporation or by laws of the Company or, to the best of such counsel's knowledge, any agreement or other instrument binding upon the Company or any of its subsidiaries that is material to the Company and its consolidated subsidiaries, taken as a whole, or, to the best of such counsel's knowledge, any judgment, order or decree of any U.S. governmental body, agency or court having jurisdiction over the Company or any of its consolidated subsidiaries, and no consent, approval, authorization or order of or qualification with any U.S. governmental body or agency is required for the performance by the Company of its obligations under this Agreement, the Notes, the Cash-settled Pre-paid Purchase Contracts, the Units (including any Purchase Contracts or Warrants included therein), the Indentures, the Unit Agreement, any Unit Agreement Without Holders' Obligations, the Warrant Agreement and any applicable Notes Terms Agreement or Units Terms Agreement, except such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Program Securities; provided, however, that no opinion is expressed on whether the purchase of the Program Securities constitutes a "prohibited transaction" under Section 406 of the Employee Retirement Income Security Act of 1974, as amended, or Section 4975 of the Internal Revenue Code of 1986, as amended;

                    (K) the statements relating to legal matters, documents or proceedings included in (1) the Prospectus, as then amended or supplemented, and the Time of Sale Prospectus, if applicable, under the captions "Description of Notes" (in the Prospectus Supplement), "Description of Debt Securities" (in the Basic Prospectus), "Description of Units" (in the Prospectus Supplement and in the Basic Prospectus), "Plan of Distribution" (in the Prospectus Supplement and in the Basic Prospectus), "Description of Purchase Contracts" (in the Basic Prospectus) and "Description of Warrants" (in the Basic Prospectus), (2) the Registration Statement, as then amended or supplemented, under Item 15, (3) "Item 3. Legal Proceedings" of the most recent annual report on Form 10-K incorporated by reference in the Prospectus and the Time of Sale Prospectus, if applicable, and (4) "Item 1. Legal Proceedings" of Part II of the quarterly reports on Form 10-Q, if any, filed since such annual report and incorporated by reference in the Prospectus and the Time of Sale Prospectus, if applicable, in each case fairly summarize in all material respects such matters, documents or proceedings;

                    (L) after due inquiry, such counsel does not know of any
               legal or governmental proceedings pending or threatened to which the Company or any of its consolidated subsidiaries is a party or to which any of the properties of the Company or any of its consolidated subsidiaries is subject that are required to be described in the Registration Statement or the Prospectus, as then amended or supplemented, and are not so described or of any U.S. federal or state statutes, regulations, contracts or other documents governed by U.S. federal or state law that are required to be described in the Registration Statement or the Prospectus, as then amended or supplemented, or to be filed or incorporated by reference as exhibits to such Registration Statement that are not described, filed or incorporated by reference as required;

                    (M) the Company is not, and after giving effect to the
               offering and sale of the Program Securities and the application of the proceeds thereof as described in the Prospectus will not be, required to register as, an "investment company" as such term is defined in the Investment Company Act of 1940, as amended; and

                    (N) (1) in the opinion of such counsel (A) each document
               filed pursuant to the Exchange Act and incorporated by reference in the Registration Statement and the Prospectus, as then amended or supplemented, and the Time of Sale Prospectus, if applicable (except for the financial statements and financial schedules and other financial and statistical data included therein, as to which such counsel need not express any opinion), appeared on its face to be appropriately responsive as of its filing date in all material respects to the requirements of the Exchange Act and the applicable rules and regulations of the Commission thereunder and
               (B) the Registration Statement and the Prospectus, as then amended or supplemented, if applicable (except for the financial statements and financial schedules and other financial and statistical data included therein and except for those parts of the Registration Statement that constitute the Forms T-1, as to which such counsel need not express any opinion), appear on their face to be appropriately responsive in all material respects to the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder, and (2) nothing has come to the attention of such counsel that causes such counsel to believe that (A) any part of the Registration Statement, as then amended, if applicable, when such part became effective (except for the financial statements and financial schedules and other financial and statistical data included therein and except for those parts of the Registration Statement that constitute Forms T-1, as to which such counsel need not express any belief) contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (B) the Registration Statement or the Prospectus (except for the financial statements and financial schedules and other financial and statistical data included therein and except for those parts of the Registration Statement that constitute Forms T-1, as to which such counsel need not express any belief) as of the date the opinion is delivered, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (C) the Time of Sale Prospectus (except for the financial statements and financial schedules and other financial and statistical data included therein, as to which such counsel need not express any belief), if any, as amended or supplemented, if applicable, as of the date the opinion is delivered contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made not misleading or (D) the Prospectus (except for the financial statements and financial schedules and other financial and statistical data included therein, as to which such counsel need not express any belief), as amended or supplemented, if applicable, as of the date the opinion is delivered contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided that in the case of an opinion delivered on the Commencement Date or pursuant to Section 5(b), the opinion and belief set forth in clauses 1(B), 2(B) (with respect to the Prospectus only) and 2(C) above shall be deemed not to cover information concerning an offering of particular Notes or Units to the extent such information will be set forth in a supplement to the Basic Prospectus.

               (ii) The opinion, dated as of such date, of Sidley Austin LLP, your special counsel, covering the matters in subparagraphs (D), (E),
          (F), (G), (H), (I) and (K) (with respect to statements in the Prospectus and the Time of Sale Prospectus, if applicable, as then amended or supplemented, under the captions "Description of Notes" (in the Prospectus Supplement), "Description of Debt Securities" (in the Basic Prospectus), "Description of Units" (in the Prospectus Supplement and the Basic Prospectus), "Plan of Distribution" (in the Prospectus Supplement and in the Basic Prospectus), "Description of Purchase Contracts" (in the Basic Prospectus) and "Description of Warrants" (in the Basic Prospectus)) and clauses 4(b)(i)(N)(2)(A), 4(b)(i)(N)(2)(B), 4(b)(i)(N)(2)(C) and 4(b)(i)(N)(2)(D) above.

     The opinions described in subparagraphs (F) and (I) need only be contained in an opinion delivered on a Settlement Date related to an offering of Units under a Unit Agreement Without Holders' Obligations to be executed on or prior to such Settlement Date.

     Notwithstanding the foregoing, the opinions described in Sections 4(b)(i)(G) (except as to due authorization of the Notes and Cash-settled Pre-paid Purchase Contracts), 4(b)(i)(H) (except as to due authorization of the Units, Warrants, Physically-settled Pre-paid Purchase Contracts and Non-Pre-paid Purchase Contracts), 4(b)(i)(I) (except as to due authorization of the Units and Warrants), 4(b)(i)(J), 4(b)(i)(K)(1) and 4(b)(i)(N)(2)(B), 4(b)(i)(N)(2)(C) and 4(b)(i)(N)(2)(D), when contained in an opinion delivered on the Commencement Date or pursuant to Section 5(b), shall be deemed not to address the application of the Commodity Exchange Act, as amended, or the rules, regulations or interpretations of the Commodity Futures Trading Commission to Program Securities the payments of principal or interest on which, or any other payments with respect to which, will be determined by reference to one or more currency exchange rates, commodity prices, securities of entities affiliated or unaffiliated with the Company, baskets of such securities, equity indices or other factors.

        With respect to Section 4(b)(i)(N) above, if such opinion is given by counsel who is also an officer of the Company, such counsel may state that his or her opinions and beliefs are based upon his or her participation, or the participation of someone under his or her supervision, in the preparation of the Registration Statement, the Time of Sale Prospectus and the Prospectus and any amendments or supplements thereto and review and discussion of the contents thereof, but are without independent check or verification, except as specified. With respect to Section 4(b)(i)(N) above, Sidley Austin LLP and, if Davis Polk & Wardwell is giving such opinion, Davis Polk & Wardwell may state that their opinions and beliefs are based upon their participation in the preparation of the Registration Statement, the Time of Sale Prospectus, the Prospectus, the preliminary prospectus supplement, if any, any identified free writing prospectuses (but not including documents incorporated therein by reference) and upon review and discussion of the contents of the Registration Statement, the Time of Sale Prospectus and the Prospectus (including documents incorporated therein by reference), but are without independent check or verification, except as specified, and (ii) need express no opinion or belief as to the conveyance of the Time of Sale Prospectus or the information contained therein to investors.

               (iii) The opinion, dated as of such date, of Davis Polk & Wardwell, special counsel to the Company, to the effect that the statements set forth under the caption "United States Federal Taxation" in the Basic Prospectus and the Prospectus Supplement and under the caption "Forms of Securities--Limitations on Issuance of Bearer Securities" in the Basic Prospectus, insofar as such statements relate to statements of law or legal conclusions under the laws of the United States or matters of United States law, fairly present the information called for and fairly summarize the matters referred to therein.

          The opinion of Davis Polk & Wardwell described in Section 4(b)(iii) and in Section 4(b)(i), if such opinion is given by Davis Polk & Wardwell, shall be rendered to you at the request of the Company and shall so state therein.

               (c) On the Commencement Date and, if called for by any Notes Terms Agreement or Units Terms Agreement, on the corresponding Settlement Date, you shall have received a certificate, dated the Commencement Date or such Settlement Date, as the case may be, and signed by an executive officer of the Company to the effect set forth in Section 4(a)(iii) above and to the effect that the representations and warranties of the Company contained in this Agreement are true and correct as of such date and that the

          Company has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied on or before such date.

               The officer signing and delivering such certificate may rely upon the best of his knowledge as to proceedings threatened.

               (d) On the Commencement Date and, if called for by any Notes Terms Agreement or Units Terms Agreement, on the corresponding Settlement Date, the Company's public accountants shall have furnished to you a letter or letters, dated as of the Commencement Date or such Settlement Date, as the case may be, in form and substance satisfactory to you containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in or incorporated by reference into the Registration Statement, the Time of Sale Prospectus and the Prospectus, as then amended or supplemented; provided that each letter so furnished shall use a "cut-off date" no more than three business days prior to the date of such letter.

               (e) On the Commencement Date and on each Settlement Date, the Company shall have furnished to you such appropriate further information, certificates and documents as you may reasonably request.

          5. Additional Agreements of the Company. (a) Each time the Registration Statement or Prospectus is amended or supplemented (other than by an amendment or supplement providing solely for (i) in the case of Notes, a change in the interest rates, redemption provisions, amortization schedules or maturities offered on the Notes issued alone or as part of a Unit, (ii) in the case of Units, (x) a change in the exercise price, exercise date or period or expiration of an underlying Warrant or (y) a change in the settlement date or purchase or sale price of an underlying Purchase Contract or (iii) a change you deem to be immaterial), the Company will deliver or cause to be delivered forthwith to you a certificate signed by an executive officer of the Company, dated the date of such amendment or supplement, as the case may be, in form reasonably satisfactory to you, of the same tenor as the certificate referred to in Section 4(c) relating to the Registration Statement or the Prospectus as amended or supplemented to the time of delivery of such certificate.

               (b) Each time the Company furnishes a certificate pursuant to
          Section 5(a) (other than any amendment or supplement to the Registration Statement or Prospectus caused by the filing of a Current Report on Form 8-K unless you shall reasonably request based on disclosure included or omitted from such Report), the Company will furnish or cause to be furnished forthwith to you a written opinion of counsel for the Company. Any such opinion shall be dated the date of such amendment or supplement, as the case may be, shall be in a form satisfactory to you and shall be of the same tenor as the opinions referred to in Section 4(b), but modified to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such opinion. In lieu of such opinion, counsel last furnishing such an opinion to you may furnish to you a letter to the effect that you may rely on such last opinion to the same extent as though it were dated the date of such letter (except that statements in such last opinion will be deemed to relate to the Registration Statement and the Prospectus as amended or supplemented to the time of delivery of such letter).

               (c) Each time the Registration Statement or the Prospectus is amended or supplemented to set forth amended or supplemental financial information or such amended or supplemental information is incorporated by reference in the Prospectus, the Company shall cause its independent auditors forthwith to furnish you with a letter, dated the date of such amendment or supplement, as the case may be, in form satisfactory to you, of the same tenor as the letter referred to in
          Section 4(d), with regard to the amended or supplemental financial information included or incorporated by reference in the Registration Statement or the Prospectus as amended or supplemented to the date of such letter; provided that each letter so furnished shall use a "cut-off date" no more than three business days prior to the date of such letter.

          6. Indemnification and Contribution. (a) The Company agrees to indemnify and hold harmless you and each person, if any, who controls you within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act and each of your affiliates within the meaning of Rule 405 under the Securities Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus, the Time of Sale Prospectus, any issuer free writing prospectus as defined in Rule 433(h) under the Securities Act, any Company information that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act, or the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to you furnished to the Company in writing by you expressly for use therein.

               (b) You agree, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to you, but only with reference to information relating to you furnished to the Company in writing by you expressly for use in the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, any issuer free writing prospectus or the Prospectus or any amendments or supplements thereto.

               (c) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 6(a) or 6(b), such person (the "indemnified party") shall promptly notify the person against whom such indemnity may be sought (the "indemnifying party") in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by you, in the case of parties indemnified pursuant to Section 6(a), and by the Company, in the case of parties indemnified pursuant to Section 6(b). The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

               (d) To the extent the indemnification provided for in Section 6(a) or 6(b) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein in connection with any offering of Program Securities, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and you on the other hand from the offering of such Program Securities or (ii) if the allocation provided by clause 6(d)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 6(d)(i) above but also the relative fault of the Company on the one hand and you on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and you on the other hand in connection with the offering of such Program Securities shall be deemed to be in the same respective proportions as the total net proceeds from the offering of such Program Securities (before deducting expenses) received by the Company bear to the total discounts and commissions received by you in respect thereof as set forth in the Prospectus. The relative fault of the Company on the one hand and of you on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by you and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. Your obligations to contribute pursuant to this
          Section 6 are several in proportion to the respective principal amounts of Program Securities you have purchased in any offering of Program Securities hereunder, and not joint.

               (e) The Company and you agree that it would not be just or equitable if contribution pursuant to this Section 6 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in
          Section 6(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in
          Section 6(d) shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this
          Section 6, you shall not be required to contribute any amount in excess of the amount by which the total price at which the Program Securities referred to in Section 6(d) that were offered and sold to the public through you exceeds the amount of any damages that you have otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 6 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

               (f) The indemnity and contribution provisions contained in this
          Section 6 and the representations, warranties and other statements of the Company contained in or made pursuant to this Agreement or any Notes Terms Agreement or Units Terms Agreement will remain operative and in full force and effect, regardless of (i) any termination of this Agreement or any such Notes Terms Agreement or Units Terms Agreement, (ii) any investigation made by or on behalf of you, any person controlling you or any of your affiliates or by or on behalf of the Company, its officers or directors or any person controlling the Company and (iii) acceptance of and payment for any of the Program Securities.

     7. Position of the Agent. In acting under this Agreement and in connection with the sale of any Program Securities by the Company (other than Program Securities sold to you pursuant to a Notes Terms Agreement or Units Terms Agreement, as the case may be), you are acting solely as agent of the Company and do not assume any obligation towards or relationship of agency or trust with any purchaser of Program Securities. You shall make reasonable efforts to assist the Company in obtaining performance by each purchaser whose offer to purchase Program Securities has been solicited by you and accepted by the Company, but you shall not have any liability to the Company in the event any such purchase is not consummated for any reason. If the Company shall default in its obligations to deliver Program Securities to a purchaser whose offer it has accepted, the Company shall hold you harmless against any loss, claim, damage or liability arising from or as a result of such default and shall, in particular, pay to you the commission you would have received had such sale been consummated.

     8. Offering Restrictions. If any Program Securities are to be offered outside the United States, you will not offer or sell any such Program Securities in any jurisdiction if such offer or sale would not be in compliance with any applicable law or regulation or if any consent, approval or permission is needed for such offer or sale by you or for or on behalf of the Company unless such consent, approval or permission has been previously obtained. Subject to the obligations of the Company set forth in Section 3 of this Agreement, the Company shall have no responsibility for, and you will obtain, any consent, approval or permission required by you for the subscription, offer, sale or delivery by you of Program Securities, or the distribution of any offering materials, under the laws and regulations in force in any jurisdiction to which you are subject or in or from which you make any subscription, offer, sale or delivery.

     9. Termination. This Agreement may be terminated at any time either by the Company or by you upon the giving of written notice of such termination to the other parties hereto, but without prejudice to any rights, obligations or liabilities of the other parties hereto accrued or incurred prior to such termination. The termination of this Agreement shall not require termination of any Notes Terms Agreement or Units Terms Agreement, and the termination of any such Notes Terms Agreement or Units Terms Agreement shall not require termination of this Agreement. If this Agreement is terminated, the provisions of the third paragraph of Section 2(a), the last sentence of Section 3(e) and Sections 3(f), 3(k), 6, 7, 10, 11 and 13 shall survive; provided that if at the time of termination an offer to purchase Program Securities has been accepted by the Company but the time of delivery to the purchaser or its agent of such Program Securities has not occurred, the provisions of Sections 1, 2(b), 2(c), 3(d), 3(g), 3(h), 3(i), 3(j), 3(m), 4 and 5 shall also survive until such delivery has been made.

     10. Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to you, will be mailed, delivered or telefaxed and confirmed to you at 1585 Broadway, New York, New York 10036, Attention: Manager, Continuously Offered Products (telefax number: 212 761-0781), with a copy to 1585 Broadway, 34th Floor, New York, New York 10036, Attention: Peter Cooper, Investment Banking Information Center (telefax number: 212 761 0260) or, if sent to the Company, will be mailed, delivered or telefaxed and confirmed to the Company at 1221 Avenue of the Americas, New York, New York 10020, Attention:
Treasurer; Facsimile No.: 212-762-7337.

     11. Successors. This Agreement and any Notes Terms Agreement or Units Terms Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers, directors and controlling persons referred to in Section 6 and the purchasers of Notes and Units (to the extent expressly provided in Section 4), and no other person will have any right or obligation hereunder.

     12. Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

     13. Applicable Law. This Agreement will be governed by and construed in accordance with the internal laws of the State of New York.

     14. Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

        If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement between the Company and you.


                                Very truly yours,


                                MORGAN STANLEY

                                By:
                                   ---------------------------------------
                                    Name:  Jai Sooklal
                                    Title: Assistant Treasurer

The foregoing Agreement is hereby
confirmed and accepted as of the date first above written.


MORGAN STANLEY DW INC.


By: ------------------------------------
     Name:
     Title:

MORGAN STANLEY & CO.
     INCORPORATED


By: ------------------------------------
     Name:  Michael Fusco
     Title: Executive Director

                                                                       EXHIBIT A

                                 MORGAN STANLEY

                       GLOBAL MEDIUM-TERM NOTES, SERIES F

                              NOTES TERMS AGREEMENT

                                                       ___________________, 200_

Morgan Stanley
1585 Broadway
New York, New York  10036

Attention:


               Re: U.S. Distribution Agreement dated January 25, 2006 (the "U.S. Distribution Agreement")
                      -----------------------------------

        The undersigned agrees to purchase your Global Medium-Term Notes, Series F, [specified designation] (the "Notes") having the terms set forth below. The offering of the Notes will be made pursuant to a Prospectus dated January 25, 2006, as amended by a Prospectus Supplement dated January 25, 2006[,] [and] [Pricing Supplement No. [ ] which we expect to be dated on or about [ ]][,] [and] [a free writing prospectus which we expect to be dated on or about [ ]][,] [and] [a Term Sheet which we expect to be dated on or about [ ]] (collectively, the "Time of Sale Prospectus"). The Notes are expected to have the terms set forth below, but the final terms of the Notes will be those set forth in the Time of Sale Prospectus.

All Notes                         Fixed Rate Notes                Floating Rate Notes
--------------------------------- ------------------------------- -------------------------------
Principal Amount:                 Interest Rate:                  Base Rate:

Purchase Price:                   Applicability of Modified       Index Maturity:
                                  Payment upon Acceleration:

Price to Public:                  If yes, state issue price:      Index Currency:

Settlement Date and Time:         Amortization Schedule:          Spread (Plus or Minus):

Place of Delivery:                Applicability of Annual         Spread Multiplier:
                                  Interest Payments:

Specified Currency:               Denominated Currency (if any):  Alternate Rate Event Spread:

Original Issue Date:              Indexed Currency or             Initial Interest Rate:
                                  Currencies (if any):

Interest Accrual Date:            Payment Currency (if any):      Initial Interest Reset Date:

Interest Payment Dates:           Exchange Rate Agent (if any):   Interest Reset Dates:

Interest Payment Period:          Reference Dealers:              Interest Reset Period:

All Notes                         Fixed Rate Notes                Floating Rate Notes
--------------------------------- ------------------------------- -------------------------------
Maturity Date:                    Face Amount (if any):           Maximum Interest Rate:

Optional Repayment Date(s):       Fixed Amount of each Indexed    Minimum Interest Rate:
                                  Currency (if any):

Optional Redemption Date(s):      Aggregate Fixed Amount of       Calculation Agent:
                                  each Indexed Currency (if
                                  any):

Initial Redemption Date:          Applicability of Issuer's       Reporting Service:
                                  Option to Extend Original
                                  Maturity Date:

Initial Redemption Percentage:    If yes, state Final Maturity    Variable Rate Renewable Notes:
                                  Date:

Annual Redemption Percentage                                      Redemption Dates:

Reduction:

Ranking:                                                          Redemption Percentage:

Minimum Denominations:                                            Initial Maturity Date:

Other Provisions:                                                 Final Maturity Date:
                                                                  Applicability of Issuer's
                                                                  Option to Reset Spread or
                                                                  Spread Multiplier:


        The provisions of Sections 1, 2(b) and 2(c), 3 through 6, 8 and 10 through 14 of the U.S. Distribution Agreement and the related definitions are incorporated by reference herein and shall be deemed to have the same force and effect as if set forth in full herein.

        This Agreement is also subject to termination on the terms incorporated by reference herein. If this Agreement is terminated, the provisions of Sections 3(k), 6, 10, 11 and 13 of the U.S. Distribution Agreement shall survive for the purposes of this Agreement.

        The following information, opinions, certificates, letters and documents referred to in Section 4 of the U.S. Distribution Agreement will be required:
___________.

                               MORGAN STANLEY DW INC.


                               By:
                                   ---------------------------------------
                                    Name:
                                    Title:


                                MORGAN STANLEY & CO.
                                     INCORPORATED

                                By:
                                   ---------------------------------------
                                    Name:  Michael Fusco
                                    Title: Executive Director

Accepted:

MORGAN STANLEY


By: ------------------------------------
     Name:  Jai Sooklal
     Title: Assistant Treasurer

                                                                     EXHIBIT A-1

                                 MORGAN STANLEY

                             GLOBAL UNITS, SERIES F

                              UNITS TERMS AGREEMENT

                                                       ___________________, 200_

Morgan Stanley
1585 Broadway
New York, New York  10036

Attention:


               Re: U.S. Distribution Agreement dated January 25, 2006 (the "U.S. Distribution Agreement")
                      -----------------------------------

        The undersigned agrees to purchase your Global Units, Series F, [specified designation] (the "Units") having the terms set forth below. The offering of the Units will be made pursuant to a Prospectus dated January 25, 2006, as amended by a Prospectus Supplement dated January 25, 2006[,] [and] [Pricing Supplement No. [ ] which we expect to be dated on or about [ ]][,] [and] [a free writing prospectus which we expect to be dated on or about [ ]][,] [and] [a Term Sheet which we expect to be dated on or about [ ]] (collectively, the "Time of Sale Prospectus"). The Units are expected to have the terms set forth below, but the final terms of the Units will be those set forth in the Time of Sale Prospectus.

All Units:                        Warrants Issued as Part of a    Purchase Contracts Issued as
                                  Unit:                           Part of a Unit:
--------------------------------- ------------------------------- -------------------------------
Settlement Date and Time:         Designation of the Series of    Designation of the Series of
                                  Warrants: [Call] [Put]          Purchase Contracts:
                                  Warrants                        [Purchase][Sale] Purchase
                                                                  Contracts

Number (Face Amount):             Warrant Property:               Aggregate Number of Purchase
                                                                  Contracts:

Purchase Price:                   Aggregate Number of Warrants:   Purchase Contract Property:

Specified Currency:               Date(s) upon which Warrants     Quantity per Purchase
                                  may be exercised:               Contract:

Severability:                     Currency in which exercise      [Purchase] [Sale] Price:
                                  payments shall be made:

Other Terms:                      Exchange Rate (or method of     Settlement Date:
                                  calculation:

                                     A-1-1

All Units:                        Warrants Issued as Part of a    Purchase Contracts Issued as
                                  Unit:                           Part of a Unit:
--------------------------------- ------------------------------- -------------------------------
                                  Expiration Date:                Payment Location:

                                  Form of Settlement:
                                  [Call Price:](1)

                                  Method of Settlement:

                                  [Formula for determining Cash   Currency of Settlement
                                  Settlement Value:]              Payment:

                                  [Amount of Warrant Property     Contract Fees, if any:
                                  Salable per Warrant:](2)

                                  [Put Price for such specified   Corporation Acceleration:
                                  amount of Warrant Property
                                  per Warrant:](3)

                                  [Method of delivery of any      Holders' Acceleration:
                                  Warrant Property to be
                                  delivered for sale upon
                                  exercise of Warrants:](3)

                                  Other Terms:                    Redemption Provisions:

                                                                  Other Terms:

All Notes Issued as Part of a     Fixed Rate Notes Issued as      Floating Rate Notes Issued as
Unit:                             Part of a Unit:                 Part of a Unit:
--------------------------------- ------------------------------- -------------------------------
Principal Amount:                 Interest Rate:                  Base Rate:

Purchase Price:                   Applicability of Modified       Index Maturity:
                                  Payment upon Acceleration:

Price to Public:                  If yes, state issue price:      Index Currency:

Settlement Date and Time:         Amortization Schedule:          Spread (Plus or Minus):

Place of Delivery:                Applicability of Annual         Spread Multiplier:
                                  Interest Payments:

Specified Currency:               Denominated Currency (if any):  Alternate Rate Event Spread:

Original Issue Date:              Indexed Currency or             Initial Interest Rate:
                                  Currencies (if any):

Interest Accrual Date:            Payment Currency (if any):      Initial Interest Reset Date:

Maturity Date:                    Exchange Rate Agent (if any):   Interest Reset Dates:

-----------------------------
(1) Applicable to Call Warrants
(2) Applicable to Put Warrants
(3) Applicable to Put Warrants only if such Put Warrants contemplate that the holder deliver Warrant Property to settle Put Warrants

                                      A-1-2

All Notes Issued as Part of a     Fixed Rate Notes Issued as      Floating Rate Notes Issued as
Unit:                             Part of a Unit:                 Part of a Unit:
--------------------------------- ------------------------------- -------------------------------
Interest Payment Date(s):         Reference Dealers:              Interest Reset Period:

Interest Payment Period:          Face Amount (if any):           Maximum Interest Rate:

Optional Repayment Date(s):       Fixed Amount of each Indexed    Minimum Interest Rate:
                                  Currency (if any):

Optional Redemption Date(s):      Aggregate Fixed Amount of       Calculation Agent:
                                  each Indexed Currency (if
                                  any):

Initial Redemption Date:          Applicability of Issuer's       Reporting Service:
                                  Option to Extend Original
                                  Maturity Date:

Initial Redemption Percentage:    If yes, state Final Maturity    Variable Rate Renewable Notes:
                                  Date:

Annual Redemption Percentage                                      Redemption Dates:
Reduction:

Ranking:                                                          Redemption Percentage:

Series:                                                           Initial Maturity Date:

Minimum Denominations:                                            Final Maturity Date:

Other Terms:                                                      Applicability of Issuer's
                                                                  Option to Reset Spread or
                                                                  Spread Multiplier:



        The provisions of Sections 1, 2(b) and 2(c), 3 through 6, 8 and 10 through 14 of the U.S. Distribution Agreement and the related definitions are incorporated by reference herein and shall be deemed to have the same force and effect as if set forth in full herein.(5)

        This Agreement is also subject to termination on the terms incorporated by reference herein. If this Agreement is terminated, the provisions of Sections 3(k), 6, 10, 11 and 13 of the U.S. Distribution Agreement shall survive for the purposes of this Agreement.

        The following information, opinions, certificates, letters and documents referred to in Section 4 of the U.S. Distribution Agreement will be required:
___________.


------------------------
(4) In the case of Physically-settled Pre-paid Purchase Contracts issued under a Unit Agreement Without Holders' Obligations, additional representations and warranties will be added with respect to such Physically-settled Pre-paid Purchase Contracts and the opinions of counsel delivered pursuant to Sections 4(b)(i) and 4(b)(ii) will cover such additional representations and warranties, as appropriate.

                                     A-1-3

                                  MORGAN STANLEY DW INC.


                                  By:
                                      ---------------------------------------
                                       Name:
                                       Title:



                                  MORGAN STANLEY & CO.
                                     INCORPORATED


                                  By:  -------------------------------------
                                        Name:  Michael Fusco
                                        Title: Executive Director

Accepted:

MORGAN STANLEY


By:
   ---------------------------------
    Name:  Jai Sookal
    Title: Assistant Treasurer

                                     A-1-4

                                                                       EXHIBIT B

                                 MORGAN STANLEY

                       GLOBAL MEDIUM-TERM NOTES, SERIES F

                             GLOBAL UNITS, SERIES F

                            ADMINISTRATIVE PROCEDURES

                             ----------------------

        Explained below are the administrative procedures and specific terms of the offering of Global Medium Term Notes, Series F (the "Notes") and Global Units, Series F (the "Units"), on a continuous basis by Morgan Stanley (the "Company") pursuant to the U.S. Distribution Agreement dated January 25, 2006 (as may be amended from time to time, the "Distribution Agreement") among the Company, Morgan Stanley DW Inc. and Morgan Stanley & Co. Incorporated (collectively or individually the "Agent" as the context requires). The Notes may be issued as senior indebtedness (the "Senior Notes") or subordinated indebtedness (the "Subordinated Notes") of the Company, and as used herein the term "Notes" includes the Senior Notes and the Subordinated Notes. The Senior Notes will be issued, either alone or as part of a Unit, pursuant to the provisions of a senior indenture dated as of November 1, 2004 (as may be supplemented or amended from time to time, the "Senior Debt Indenture"), between the Company and JPMorgan Chase Bank, N.A. (formerly known as JPMorgan Chase
Bank), ("JPMorgan Chase"), as trustee. The Subordinated Notes will be issued pursuant to the provisions of a subordinated indenture, dated as of October 1, 2004 (as may be supplemented or amended from time to time, the "Subordinated Debt Indenture"), between the Company and J.P. Morgan Trust Company, National Association ("JPMorgan Trust"), as trustee. The Senior Debt Indenture and the Subordinated Debt Indenture are sometimes hereinafter referred to individually as an "Indenture" and collectively as the "Indentures." Purchase contracts ("Purchase Contracts") that require holders to satisfy their obligations thereunder when such Purchase Contracts are issued are referred to as "Pre-paid Purchase Contracts." Pre-paid Purchase Contracts that settle in cash ("Cash-settled Pre-paid Purchase Contracts") generally will be issued under the Indentures. Pre-paid Purchase Contracts that do not settle in cash ("Physically-settled Pre-paid Purchase Contracts") generally will be issued under the Unit Agreement or the Unit Agreement Without Holders' Obligations (each as defined below).

        Unless otherwise specified in any applicable free writing prospectus, Term Sheet or Pricing Supplement, the Units will be issued (i) pursuant to the Unit Agreement dated as of November 1, 2004, among the Company, JPMorgan Chase Bank, N.A. (formerly known as JPMorgan Chase Bank), as Unit Agent, as Collateral Agent, as Trustee and Paying Agent under the Indenture referred to therein, and as Warrant Agent under the Warrant Agreement referred to therein, and the holders from time to time of the Units described therein (as may be amended from time to time, the "Unit Agreement"), or (ii) if Units do not include Purchase Contracts (or include only Pre-paid Purchase Contracts), pursuant to a unit agreement among the Company and JPMorgan Chase Bank, N.A. (formerly known as JPMorgan Chase Bank), as Unit Agent, as Trustee and Paying Agent under the Indenture referred to therein, and as Warrant Agent under the Warrant Agreement referred to therein, in the form of such agreement filed as an exhibit to the Registration Statement (each such agreement, a "Unit Agreement Without Holders' Obligations").(6) Units may include one or more (i) Series F Senior Notes, (ii) warrants ("Warrants") entitling the holders thereof to purchase or sell (a) securities issued by the Company or by an entity affiliated or not affiliated with the Company, a basket of such securities, an index or indices of such securities or any other property, (b) currencies, (c) commodities or (d) any combination of the foregoing, (iii) Purchase Contracts, including Pre-paid Purchase Contracts, requiring the holders thereof to purchase or sell (a) securities issued by the Company or by an entity affiliated or not affiliated with the Company, a basket of such securities, an index or indices of such securities or any other property, (b) currencies, (c) commodities or (d) any combination of the foregoing or (iv) any combination thereof. The applicable Term Sheet, if applicable, and Pricing Supplement will specify whether or not any Notes, Warrants and Purchase Contracts comprised by a Unit may or may not be separated from the Unit. Warrants issued as part of a Unit will be issued pursuant to the Warrant Agreement dated as of November 1, 2004, between the Company and JPMorgan Chase Bank, N.A. (formerly known as JPMorgan Chase Bank), as Warrant Agent (as may be amended from time to time, the "Warrant Agreement"). Purchase Contracts, other than Pre-paid Purchase Contracts, entered into by the Company and the holders thereof will be governed by the Unit Agreement.

        In the Distribution Agreement, the Agent has agreed to use reasonable efforts to solicit purchases of the Notes and the Units, and the administrative procedures explained below will govern the issuance and settlement of any Notes or Units sold through the Agent, as agent of the Company. The Agent, as principal, may also purchase Notes and Units for its own account, and the Company and the Agent will enter into a terms agreement (in the case of Notes, a "Notes Terms Agreement," and in the case of Units, a "Units Terms Agreement"), as contemplated by the Distribution Agreement. The administrative procedures explained below will govern the issuance and settlement of any Notes or Units purchased by the Agent, as principal, unless otherwise specified in the applicable Notes Terms Agreement or Units Terms Agreement.

        JPMorgan Chase will be the Registrar, Calculation Agent, Authenticating Agent and Paying Agent for the Senior Notes (and any Cash-settled Pre-paid Purchase Contracts), the Unit Agent for the Units and Purchase Contracts (other than Cash-settled Pre-paid Purchase Contracts) and Warrant Agent for the Warrants, and in each case, will perform the duties specified herein. JPMorgan Trust will be the Registrar, Calculation Agent, Authenticating Agent and Paying Agent for the Subordinated Notes (and any Cash-settled Pre-paid Purchase Contracts) and in each case, will perform the duties specified herein. References herein to "JPMorgan" are to JPMorgan Chase (in the case of duties relating to the Senior Notes) or to JPMorgan Trust (in the case of duties relating to the Subordinated Notes).

        Each Note and each Unit will be represented by either (i) in the case of the Notes, a Global Note and, in the case of the Units, a Global Unit (each as defined below) delivered to JPMorgan, as agent for The Depository Trust Company ("DTC"), and recorded in the book entry system maintained by DTC (in the case of a Note, a "Book-Entry Note" and, in the case of a Unit, a "Book-Entry Unit") or
(ii) a certificate delivered to the holder thereof or a person

--------------------------
        (6) The Unit Agreement Without Holders' Obligations shall include provisions to allow for the issuance of Pre-Paid Purchase Contracts that are not issued under the Indentures.

designated by such holder (in the case of a Note, a "Certificated Note" and, in the case of a Unit, a "Certificated Unit"). Each Note, Warrant or Purchase Contract which may be included in any Unit will be issued in the corresponding global or certificated form. Except as set forth in the Indentures, in the case of Notes or Cash-settled Pre-paid Purchase Contracts, the Unit Agreement or a Unit Agreement Without Holders' Obligations, as applicable, in the case of Units and all other Purchase Contracts, or the Warrant Agreement, in the case of the Warrants, an owner of a Book Entry Note or Book-Entry Unit (or of any Note, Warrant or Purchase Contract included in such Book-Entry Unit), as the case may be, will not be entitled to receive a Certificated Note (including with respect to a Book-Entry Note included in a Book-Entry Unit) or a Certificated Unit (or certificated Warrants or Purchase Contracts, as applicable).

        Book Entry Notes and Book-Entry Units, which may be payable in either U.S. dollars or other specified currencies, will be issued in accordance with the administrative procedures set forth in Part I hereof as they may subsequently be amended as the result of changes in DTC's operating procedures. Certificated Notes and Certificated Units will be issued in accordance with the administrative procedures set forth in Part II hereof.

        Unless otherwise defined herein, terms defined in the Indentures, the Unit Agreement, the Unit Agreement Without Holders' Obligations, the Warrant Agreement, the Notes, the Units, the Warrants, the Purchase Contracts or any Prospectus Supplement relating to the Notes and Units shall be used herein as therein defined. The Company will advise the Agent in writing of the employees of the Company with whom the Agent is to communicate regarding offers to purchase Notes and Units and the related settlement details.

        The Company will advise the Agent in writing of the employees of the Company with whom the Agent is to communicate regarding offers to purchase Notes and Units and the related settlement details.

             PART I: ADMINISTRATIVE PROCEDURES FOR BOOK ENTRY NOTES
                              AND BOOK-ENTRY UNITS

        In connection with the qualification of the Book Entry Notes and Book-Entry Units for eligibility in the book entry system maintained by DTC, JPMorgan will perform the custodial, document control and administrative functions described below, in accordance with its respective obligations under DTC's Operational Arrangements dated February 20, 2002, as amended from time to time, including by the Blanket Issuer Letter of Representations from the Company to DTC, dated as of August 25, 2003, its obligations under a Medium-Term Note Certificate Agreement between JPMorgan Chase and DTC dated as of November 13, 2001, and its obligations as a participant in DTC, including DTC's Same-Day Funds Settlement System ("SDFS").

Issuance:               On any date of settlement (as defined under "Settlement"
                        below) for one or more Book Entry Notes, or one or more
                        Book-Entry Units, the Company will issue, in the case of the Notes, a single global Note in fully registered form without coupons (a "Global Note") representing up to U.S. $500,000,000 principal amount of all such Notes that have the same Original Issue Date, Maturity Date and other terms and, in the case of a Unit, a single global unit in fully registered form (a "Global Unit"), representing up to U.S. $500,000,000 face amount of all such Units that have the same Original Issue Date and that otherwise comprise the same securities and have the same terms. Each Global Note, whether issued alone or as part of a Unit, will be dated and issued as of the date of its authentication by JPMorgan and each Global Unit will be dated and issued as of the date of the issuances of the other securities comprised by such Unit. Each Global
                        Note, whether alone or as part of a Unit, will bear an "Interest Accrual Date," which will be (i) with respect to an original Global Note (or any portion thereof), its original issuance date and (ii) with respect to any Global Note (or any portion thereof) issued subsequently upon exchange of a Global Note, or in lieu of a destroyed, lost or stolen Global Note, the most recent
                        Interest Payment Date to which interest has been paid or duly provided for on the predecessor Global Note or Notes (or if no such payment or provision has been made, the original issuance date of the predecessor Global
                        Note), regardless of the date of authentication of such subsequently issued Global Note. Book Entry Notes and
                        Book-Entry Units may be payable in either U.S. dollars or other specified currencies. No Global Note or Global
                        Unit will represent, any Certificated Note or Certificated Unit, as the case may be.

Denominations:          Book Entry Notes and Book-Entry Units will be issued in
                        (i) in the case of Book-Entry Notes, principal amounts of U.S. $1,000 or any amount in excess thereof that is an integral multiple of U.S. $1,000 or, if such Book-Entry Notes are issued in a currency other than U.S. dollars, principal amounts of such currency in denominations of the equivalent of U.S. $1,000 (rounded to an integral multiple of 1,000 units of such currency), unless otherwise indicated in any applicable free writing prospectus, Term Sheet and Pricing
                        Supplement and (ii) in the case of Book-Entry Units, denominations of a single unit and any integral multiple thereof with face amounts of U.S. $1,000 or any amount in excess thereof that is an integral multiple of U.S.
                        $1,000 or, if such Book-Entry Units are issued in a currency other than U.S. dollars, face amounts of such currency in denominations of the equivalent of U.S.
                        $1,000 (rounded to an integral multiple of 1,000 units of such currency), unless otherwise indicated in any applicable free writing prospectus, Term Sheet and Pricing Supplement.

                        Global Notes and Global Units will be denominated in, in the case of Global Notes, principal amounts not in excess of U.S.$500,000,000 and, in the case of Global Units, face amounts not in excess of U.S. $500,000,000. If one or more Book Entry Notes having an aggregate principal amount in excess of U.S. $500,000,000, or one or more Book-Entry Units having an aggregate face amount, in excess of $500,000,000 would, but for the preceding sentence, be represented by a single Global Note or Global Unit, as the case may be, then one Global Note will be issued to represent each U.S. $500,000,000 principal amount of such Book Entry Note or Notes and one Global Unit will be issued to represent each U.S.$500,000,000 face amount of such Book-Entry Unit or Units and an additional Global Note or Global Unit, will be issued to represent any remaining principal amount of such Book Entry Note or Notes or face amount of such Book-Entry Unit or Units. In such a case, each of the Global Notes or Global Units representing such Book Entry Note or Notes or such Book-Entry Unit or Units, as the case may be, shall be assigned the same CUSIP number.

Preparation of Pricing
Supplement:             If any order to purchase a
                        Book-Entry Note or Book-Entry Unit is accepted by or on behalf of the Company, the Company will prepare a free writing prospectus and/or Term Sheet, if applicable, and a pricing supplement (a "Pricing Supplement") reflecting the terms of such Note or Unit. The Company (i) will arrange to file with the Commission an electronic format document, in the manner prescribed by the EDGAR Filer
                        Manual, of such Term Sheet and Pricing Supplement in accordance with, in the case of any free writing prospectus and/or Term Sheet, Rule 433 under the Securities Act and, in the case of the Pricing
                        Supplement, the applicable paragraph of Rule 424(b) under the Securities Act, (ii) will, with respect to each of the free writing prospectus and/or Term Sheet, if applicable, and the Pricing Supplement, as soon as possible and in any event not later than the date on which the applicable document is filed with the Commission, deliver the number of copies of such document to the Agent as the Agent shall request and
                        (iii) will, on the Agent's behalf, promptly file five copies of such Pricing Supplement with the National
                        Association of Securities Dealers, Inc. (the "NASD").
                        The Agent will cause the free writing prospectus and/or
                        Term Sheet, if applicable, and the Pricing Supplement to be delivered, or otherwise made available, to the purchaser of the Note or Unit.

                        In each instance that a Pricing Supplement is prepared, the Agent will affix the Pricing Supplement to Prospectuses prior to their use. Outdated free writing prospectus, Term Sheets, Pricing Supplements, and the Prospectuses to which they are attached (other than those retained for files), will be destroyed.

Settlement:             The receipt by the Company of immediately available
                        funds in payment for a Book Entry Note or a Book-Entry
                        Unit and, in the case of the Note, the authentication and issuance of the Global Note representing such Note or, in the case of the Unit, the completion and issuance of the Global Unit representing such Unit (and of each security comprised by such Unit) shall constitute
                        "settlement" with respect to such Note or Unit, as the case may be. All orders accepted by the Company will be settled on the fifth Business Day pursuant to the timetable for settlement set forth below unless the Company and the purchaser agree to settlement on another day, which shall be no earlier than the next Business
                        Day.

Settlement Procedures:  Settlement Procedures with regard to each Book Entry
                        Note and each Book-Entry Unit sold by the Company to or through the Agent (unless otherwise specified pursuant to a Notes Terms Agreement or a Units Terms Agreement), shall be as follows:

                        A. In the case of a Book-Entry Note (whether issued alone or as part of a Unit), the Agent will advise the Company by telephone that such Note is a Book Entry Note and of the following settlement information:

                            1.  Principal amount.

                            2.  Maturity Date.

                            3. In the case of a Fixed Rate Book Entry Note, the Interest Rate, whether such Note will pay interest annually or semiannually and whether such Note is an Amortizing Note, and, if so, the amortization schedule, or, in the case of a Floating Rate Book Entry Note, the Initial Interest Rate (if known at such time), Interest Payment Date(s), Interest Payment Period, Calculation Agent, Base Rate, Index Maturity, Index Currency, Interest Reset Period, Initial Interest Reset Date, Interest Reset Dates, Spread or Spread

                                Multiplier (if any), Minimum Interest Rate (if any), Maximum Interest Rate (if any) and the Alternate Rate Event Spread (if any).

                            4.  Redemption or repayment provisions, if any.

                            5.  Ranking.

                            6.  Settlement date and time (Original Issue Date).

                            7.  Interest Accrual Date.

                            8.  Price.

                            9. Agent's commission, if any, determined as provided in the Distribution Agreement.

                            10. Specified Currency.

                            11. Whether the Note is an Original Issue Discount
                                Note (an "OID Note"), and if it is an OID Note, the applicability of Modified Payment upon Acceleration (and, if so, the Issue Price).

                            12. Whether the Note is a Renewable Note, and if it
                                is a Renewable Note, the Initial Maturity Date, the Final Maturity Date, the Election Dates and the Maturity Extension Dates.

                            13. Whether the Company has the option to reset the
                                Spread or Spread Multiplier of the Note.

                            14. Whether the Note is an Optionally Exchangeable
                                Note, a Mandatorily Exchangeable Note, or any form of exchangeable Note.

                            15. Any other applicable provisions.

                        B. In the case of a Book-Entry Unit, the Agent will advise the Company by telephone that such Unit is a Book-Entry Unit, of the information set forth in Settlement Procedures "A" above with respect to any Book-Entry Notes that constitute a part of such Book-Entry Unit and of the following information:

                            1.  Settlement date and time.

                            2.  Face Amount.

                            3. Agent's commission, if any, determined as provided in the Distribution Agreement.

                            4.  Designation of the Securities comprised by such
                                Units:

                                a.  Notes (See Settlement Procedures "A");

                                b.  Warrants, if any; and

                                c.  Purchase Contracts, if any.

                            5.  Whether, and the terms under which, the
                                Securities comprised by such Unit will be separately tradeable.

                            6. Any other provisions applicable to the Unit (other than those provisions applicable to the securities comprised by such Unit).

                            7.  If the Book-Entry Unit comprises Book-Entry
                                Warrants:

                                a.  Designation of the Series of Warrants:
                                    [Call][Put] Warrants;

                                b.  Warrant Property;

                                c.  Aggregate Number of Warrants;

                                d.  Price to Public;

                                e.  Warrant Exercise Price;

                                f.  Dates upon which Warrants may be exercised;

                                g.  Expiration Date;

                                h.  Form;

                                i. Currency in which exercise payments shall be made;

                                j. Minimum number of Warrants exercisable by any holder on any day;

                                k. Maximum number of Warrants exercisable on any day: [In the aggregate] [By any beneficial owner];

                                l.  Formula for determining Cash Settlement
                                    Value;

                                m.  Exchange Rate (or method of calculation);

                                n. Whether the Company or the holder is the writer of the Warrant; and

                                o.  Any other applicable provisions.

                            8. If the Book-Entry Unit comprises Book-Entry Purchase Contracts:

                                a.  Designation of the Series of Purchase
                                    Contracts: [Purchase][Sale] Purchase
                                    Contracts;

                                b.  Purchase Contract Property;

                                c.  Aggregate Number of Purchase Contracts;

                                d.  Price to Public;

                                e.  Settlement Date;

                                f. [Purchase/Sale] Price of Purchase Contract Property;

                                g.  Form; and

                                h.  Any other applicable provisions.

                        C. The Company will advise JPMorgan by telephone or electronic transmission (confirmed in writing at any time on the same date) of the information set forth in "Settlement Procedures" "A" and "B" above, as applicable, such advice to contain a representation as to the aggregate principal amount of Program Securities permitted to be issued hereunder after such issuance. JPMorgan will then assign a CUSIP number to the Global Note representing a Note, whether issued alone or as part of a Unit, and will notify the Company and the Agent of such CUSIP number(s) by telephone as soon as practicable, except that for Optionally Exchangeable and Mandatorily Exchangeable Notes the Agent will obtain a CUSIP number for the Global Note representing such Note and will notify the Company and JPMorgan of such CUSIP number(s) by telephone as soon as practicable. The Agent will obtain a CUSIP number for (i) the Global Unit representing a Unit, (ii) the Warrant, if any, issued as part of a Unit and
                            (iii) the Purchase Contract, if any, issued as part of a Unit and, in each case will notify the Company and JPMorgan of such CUSIP number(s) by telephone as soon as practicable.

                        D. JPMorgan will enter a pending deposit message through DTC's Participant Terminal System, providing the following settlement information to DTC, the Agent and Standard & Poor's Corporation:

                            1.  The information set forth in "Settlement
                                Procedure" "A" and "B" above, as applicable.

                            2. The Initial Interest Payment Date for the Notes, whether issued alone or as part of a Unit, the number of days by which such date succeeds the related DTC Record Date and, if known, amount of interest payable on such Initial Interest Payment Date.

                            3. The CUSIP number of the Global Note (whether issued alone or as part of a Unit), Global Unit, Warrant issued as part of a Unit and Purchase Contract issued as part of a Unit, as applicable.

                            4. Whether the Global Note or Global Unit will represent any other Book Entry Note or Book-Entry Unit, as the case may be (to the extent known at such time).

                            5. Whether any Note, issued alone or as part of a Unit, is an Amortizing Note (by an appropriate notation in the comments field of DTC's Participant Terminal System).

                            6. The number of Participant accounts to be maintained by DTC on behalf of the Agent and JPMorgan.

                        E. JPMorgan will, as applicable, authenticate, complete and deliver the Global Note representing the Note and will complete the Global Unit representing the Unit (including, as applicable, by authenticating, completing and delivering any Global Note or Cash-settled Pre-paid Purchase Contracts, by countersigning and delivering any Warrants and by countersigning, executing and delivering any Purchase Contracts (other than Cash-settled Pre-paid Purchase Contracts) includable in such Unit).

                        F. DTC will credit such Note or Unit to JPMorgan's participant account at DTC.

                        G. JPMorgan will enter an SDFS deliver order through DTC's Participant Terminal System instructing DTC to
                            (i) debit the Note or Unit, as the case may be, to JPMorgan's participant account and credit such Note or Unit to the Agent's participant account and (ii) debit the Agent's settlement account and credit JPMorgan's settlement account for an amount equal to the price of such Note or Unit, as the case may be, less the Agent's commission, if any. The entry of such a deliver order shall constitute a representation and warranty by JPMorgan to DTC that
                            (a) the Global Note representing a Book Entry Note has been issued and authenticated or a Global Unit representing a Book-Entry Unit has been completed and issued and (b) JPMorgan is holding such Global Note or Global Unit pursuant to the Medium-Term Note Certificate Agreement between JPMorgan and DTC.

                        H. Unless the Agent is the end purchaser of a Note or Unit, the Agent will enter an SDFS deliver order through DTC's Participant Terminal System instructing DTC (i) to debit such Note or Unit to the Agent's participant account and credit such Note or Unit to the participant accounts of the Participants with respect to such Note or Unit and
                            (ii) to debit the settlement accounts of such Participants and credit the settlement account of the Agent for an amount equal to the price of such Note or Unit.

                        I. Transfers of funds in accordance with SDFS deliver orders described in Settlement Procedures "G" and "H" will be settled in accordance with SDFS operating procedures in effect on the settlement date.

                        J. JPMorgan will credit to the account of the Company maintained at JPMorgan Chase, New York, New York, in funds available for immediate use in the amount transferred to JPMorgan in accordance with "Settlement Procedure" "G".

                        K. Unless the Agent is the end purchaser of the Note or Unit, the Agent will confirm the purchase of such Note or Unit to the purchaser either by transmitting to the Participants with respect to such Note or Unit a confirmation order or orders through DTC's institutional delivery system or by mailing a written confirmation to such purchaser.

                        L. Monthly, JPMorgan will send to the Company a statement setting forth the principal amount of Notes outstanding as of that date under the Indentures or, in the case of Units, the aggregate face amount of Units outstanding as of that date, under the Unit Agreement, and setting forth a brief description of any sales of which the Company has advised JPMorgan that have not yet been settled.

Settlement Procedures
Timetable:              For sales by the Company of Book Entry Notes or
                        Book-Entry Units to or through the Agent (unless otherwise specified pursuant to a Notes Terms Agreement or a Units Terms Agreement) for settlement on the first
                        Business Day after the sale date, Settlement Procedures
                        "A" through "K" set forth above shall be completed as soon as possible but not later than the respective times in New York City set forth below:

                        Settlement
                        ----------
                        Procedure Time
                        --------------

                        A     11:00 A.M. on the sale date

                        B     11:00 A.M. on the sale date

                        C     12:00 Noon on the sale date

                        D     2:00 P.M. on the sale date

                        E     9:00 A.M. on the settlement date

                        F     10:00 A.M. on the settlement date

                        G-H   2:00 P.M. on the settlement date

                        I     4:45 P.M. on the settlement date

                        J-K   5:00 P.M. on the settlement date

                        If a sale is to be settled more than one Business Day after the sale date, Settlement Procedures "A", "B", "C" and "D" shall be completed as soon as practicable but no later than 11:00 A.M., 11:00 A.M., 12 Noon and 2:00
                        P.M., respectively, on the first Business Day after the sale date. If the Initial Interest Rate for a Floating Rate Book Entry Note, whether issued alone or as part of a Unit, has not been determined at the time that "Settlement Procedure" "A" is completed, "Settlement Procedure" "C" and "D" shall be completed as soon as such rate has been determined but no later than 12 Noon and 2:00 P.M., respectively, on the first Business Day before the settlement date. "Settlement Procedure" "I" is subject to extension in accordance with any extension of Fedwire closing deadlines and in the other events specified in the SDFS operating procedures in effect on the settlement date.

                        If settlement of a Book Entry Note or a Book-Entry Unit is rescheduled or canceled, JPMorgan, after receiving notice from the Company or the Agent, will deliver to DTC, through DTC's Participant Terminal System, a cancellation message to such effect by no later than 2:00 P.M. on the Business Day immediately preceding the scheduled settlement date.

Failure to Settle:      If JPMorgan fails to enter an SDFS deliver order with
                        respect to a Book Entry Note or a Book-Entry Unit pursuant to "Settlement Procedure" "G", JPMorgan may deliver to DTC, through DTC's Participant Terminal
                        System, as soon as practicable a withdrawal message instructing DTC to debit such Note or Unit to JPMorgan's participant account, provided that JPMorgan's participant account contains a principal amount of the Global Note representing such Note or a face amount of the Global Unit representing such Unit that is at least equal to the principal amount or face amount to be debited. If a withdrawal message is processed with respect to all the Book Entry Notes represented by a Global Note or all of the Book-Entry Units represented by a Global Unit, JPMorgan will mark such Global Note or Global Unit "canceled," make appropriate entries in JPMorgan's records and send such canceled Global Note or Global Unit to the Company. The CUSIP number assigned to such Global Note, Global Unit, Warrant included in such
                        Unit, or Purchase Contract included in such Unit, shall, in accordance with the procedures of the CUSIP Service
                        Bureau of Standard & Poor's Corporation, be canceled and not immediately reassigned. If a withdrawal message is processed with respect to one or more, but not all, of the Book Entry Notes represented by a Global Note or with respect to one or more, but not all, of the Book-Entry Units represented by a Global Unit, JPMorgan will exchange such Global Note or Global Unit, as the case may be, for two Global Notes or for two Global
                        Units, as the case may be, one of which shall represent such Book Entry Note or Notes or such Book-Entry Unit or
                        Units and shall be canceled immediately after issuance and the other of which shall represent the remaining
                        Book Entry Notes or Book-Entry Units previously represented by the surrendered Global Note or Global
                        Unit and shall bear the CUSIP number of
                        the surrendered Global Note, Global Unit, Warrant included in such Unit, or Purchase Contract included in such Unit.

                        If the purchase price for any Book Entry Note or Book-Entry Unit is not timely paid to the Participants with respect to such Note or Unit by the beneficial purchaser thereof (or a person, including an indirect participant in DTC, acting on behalf of such purchaser), such Participants and, in turn, the Agent may enter SDFS deliver orders through DTC's Participant Terminal System reversing the orders entered pursuant to Settlement Procedures "G" and "H", respectively. Thereafter, JPMorgan will deliver the withdrawal message and take the related actions described in the preceding paragraph.

                        Notwithstanding the foregoing, upon any failure to settle with respect to a Book Entry Note or Book-Entry Unit, DTC may take any actions in accordance with its SDFS operating procedures then in effect.

                        In the event of a failure to settle with respect to one or more, but not all, of the Book Entry Notes or Book-Entry Units to have been represented by a Global Note or a Global Unit, as the case may be, JPMorgan will provide, in accordance with Settlement Procedures "E" and "G", for the authentication and issuance of a Global Note representing the Book-Entry Notes to be represented by such Global Note and for the issuance of a Global Unit representing the Book-Entry Units to be represented by such Global Unit and, in each case, will make appropriate entries in its records.

PART II:                ADMINISTRATIVE PROCEDURES FOR CERTIFICATED NOTES AND
                        CERTIFICATED UNITS

                        JPMorgan will serve as registrar in connection with the Certificated Notes and the Certificated Units.

Issuance:               Each Certificated Note will be dated and issued as of
                        the date of its authentication by JPMorgan and each Certificated Unit will be deemed to be dated as of the date of the underlying Certificated Note or, if there is not such underlying Certificated Note on the date of the other securities comprised thereby. Each Certificated
                        Note will bear an Original Issue Date, which will be (i) with respect to an original Certificated Note (or any portion thereof), its original issuance date (which will be the settlement date) and (ii) with respect to any Certificated Note (or portion thereof) issued subsequently upon transfer or exchange of a Certificated Note or in lieu of a destroyed, lost or stolen Certificated Note, the original issuance date of the predecessor Certificated
                        Note, regardless of the date of authentication of such subsequently issued Certificated Note.

Preparation of Pricing
Supplement:             If any order to purchase a Certificated Note or a
                        Certificated Unit is accepted by or on behalf of the Company, the Company will prepare a pricing supplement
                        (a "Pricing Supplement") reflecting the terms of such Note or Unit. The Company (i) will arrange to file with the Commission an electronic format document, in the manner prescribed by the EDGAR Filer Manual, of such Pricing Supplement and of any Term Sheet in accordance with, in the case of the Pricing Supplement, the applicable paragraph of Rule 424(b) under the Securities
                        Act and, in the case of any Term Sheet, Rule 433 under the Securities Act, (ii) will, with respect to each of the Term Sheet, if applicable, and the Pricing
                        Supplement, as soon as possible and in any event not later than the date on which the applicable document is filed with the Commission, deliver the number of copies of such document to the Agent as the Agent shall request and (iii) will, on the Agent's behalf, promptly file five copies of such Pricing Supplement with the National
                        Association of Securities Dealers, Inc. (the "NASD").
                        The Agent will cause the Term Sheet, if applicable, and the Pricing Supplement to be delivered, or otherwise made available, to the purchaser of the Note or Unit.

                        In each instance that a Pricing Supplement is prepared, the Agent will affix the Pricing Supplement to Prospectuses prior to their use. Outdated free writing prospectuses, Term Sheets, Pricing Supplements, and the Prospectuses to which they are attached (other than those retained for files), will be destroyed.

Settlement:             The receipt by the Company of immediately available
                        funds in exchange for an authenticated Certificated Note or a Certificated Unit delivered to the Agent and the Agent's delivery of such Note or Unit against receipt of immediately available funds shall constitute
                        "settlement" with respect to such Note or Unit. All offers accepted by the Company will be settled on or before the fifth Business

                        Day next succeeding the date of acceptance pursuant to the timetable for settlement set forth below, unless the Company and the purchaser agree to settlement on another date.

Settlement Procedures:  Settlement Procedures with regard to each Certificated
                        Note and each Certificated Unit sold by the Company to or through the Agent (unless otherwise specified pursuant to a Notes Terms Agreement or a Units Terms Agreement) shall be as follows:

                        A. In the case of Certificated Notes (whether issued alone or as part of a Unit), the Agent will advise the Company by telephone that such Note is a Certificated Note and of the following settlement information:

                            1. Name in which such Note is to be registered ("Registered Note Owner").

                            2. Address of the Registered Note Owner and address for payment of principal and interest.

                            3. Taxpayer identification number of the Registered Note Owner (if available).

                            4.  Principal amount.

                            5.  Maturity Date.

                            6. In the case of a Fixed Rate Certificated Note, the Interest Rate, whether such Note will pay interest annually or semiannually and whether such Note is an Amortizing Note and, if so, the amortization schedule, or, in the case of a Floating Rate Certificated Note, the Initial Interest Rate (if known at such time), Interest Payment Date(s), Interest Payment Period, Calculation Agent, Base Rate, Index Maturity, Index Currency, Interest Reset Period, Initial Interest Reset Date, Interest Reset Dates, Spread or Spread Multiplier (if any), Minimum Interest Rate (if any), Maximum Interest Rate (if any) and the Alternate Rate Event Spread (if any).

                            7.  Redemption or repayment provisions, if any.

                            8.  Ranking.

                            9.  Settlement date and time (Original Issue Date).

                            10. Interest Accrual Date.

                            11. Price.

                            12. Agent's commission, if any, determined as
                                provided in the Distribution Agreement.

                            13. Denominations.

                            14. Specified Currency.

                            15. Whether the Note is an OID Note, and if it is an
                                OID Note, the applicability of Modified Payment upon Acceleration (and if so, the Issue Price).

                            16. Whether the Note is a Renewable Note, and if it
                                is a Renewable Note, the Initial Maturity Date, the Final Maturity Date, the Election Dates and the Maturity Extension Dates.

                            17. Whether the Company has the option to reset the
                                Spread or Spread Multiplier of the Note.

                            18. Whether the Note is an Optionally Exchangeable
                                Note, a Mandatorily Exchangeable Note, or any form of exchangeable Note.

                            19. Any other applicable provisions.

                        B. In the case of a Certificated Unit, the Agent will advise the Company by telephone that such Unit is a Certificated Unit, of the information set forth in Settlement Procedure "A" above with respect to Certificated Notes that constitute a part of such Certificated Unit and of the following information:

                            1. Name in which such Unit is to be registered ("Registered Unit Owner").

                            2.  Address of the Registered Unit Owner.

                            3. Taxpayer identification number of the Registered Unit Owner (if available).

                            4.  Denominations.

                            5.  Settlement date and time.

                            6.  Face Amount.

                            7. Agent's commission, if any, determined as provided in the Distribution Agreement.

                            8.  Designation of the Securities comprised by such
                                Units:

                                a.  Notes, if any (See Settlement Procedures
                                    "A");

                                b.  Warrants, if any; and

                                c.  Purchase Contracts, if any.

                            9.  Whether, and the terms under which, the
                                Securities comprised by such Unit will be separately tradeable.

                            10. Any other provisions applicable to the Unit
                                (other than those provisions applicable to the securities comprised by such Unit).

                            11. If the Certificated Unit comprises Certificated
                                Warrants:

                                a.  Designation of the Series of Warrants:
                                    [Call][Put] Warrants;

                                b.  Warrant Property;

                                c.  Aggregate Number of Warrants;

                                d.  Price to Public;

                                e.  Warrant Exercise Price;

                                f.  Dates upon which Warrants may be exercised;

                                g.  Expiration Date;

                                h.  Form;

                                i. Currency in which exercise payments shall be made;

                                j. Minimum number of Warrants exercisable by any holder on any day;

                                k. Maximum number of Warrants exercisable on any day: [In the aggregate] [By any beneficial owner];

                                l.  Formula for determining Cash Settlement
                                    Value;

                                m.  Exchange Rate (or method of calculation);

                                n. Whether the Company or the holder is the writer of the warrant; and

                                o.  Any other applicable provisions.

                            12. If the Certificated Unit comprises Certificated
                                Purchase Contracts:

                                a.  Designation of the Series of Purchase
                                    Contracts: [Purchase][Sale] Purchase
                                    Contracts;

                                b.  Purchase Contract Property;

                                c.  Aggregate Number of Purchase Contracts;

                                d.  Price to Public;

                                e.  Settlement Date;

                                f. [Purchase/Sale] Price of Purchase Contract Property;

                                g.  Form; and

                                h.  Any other applicable provisions.

                        C. The Company will advise JPMorgan by telephone or electronic transmission (confirmed in writing at any time on the sale date) of the information set forth in Settlement Procedure "A" and "B" above, as applicable, such advice to contain a representation as to the aggregate principal amount of Program Securities permitted to be issued hereunder after such issuance.

                        D. The Company will have delivered to JPMorgan a pre-printed four-ply packet for each Note and Unit, which packet will contain the following documents in forms that have been approved by the Company, the Agent, the Trustee and the Unit Agent, as applicable:

                            1. Note or Unit, as the case may be, with customer confirmation.

                            2.  Stub One - For JPMorgan.

                            3.  Stub Two - For the Agent.

                            4.  Stub Three - For the Company.

                        E. JPMorgan will (i) with respect to a Note or Cash-settled Pre-paid Purchase Contract, authenticate such Note or Cash-settled Pre-paid Purchase Contract and deliver it (with the confirmation) and Stubs One and Two to the Agent or
                            (ii) with respect to a Unit, complete and deliver the Unit (including countersigning and delivering the Warrant, if any, and countersigning, executing and delivering the Purchase Contract (other than a Cash-settled Pre-paid Purchase Contract, if any) with the confirmation Stubs One and Two to the Agent. The Agent will acknowledge receipt of the Note or the Unit, as the case may be, by stamping or otherwise marking Stub One and returning it to JPMorgan. Such delivery will be made only against such acknowledgment of receipt and evidence that instructions have been given by the Agent for payment to the account of the Company at JPMorgan Chase, New York, New York, or to such other account as the Company shall have specified to the Agent and JPMorgan in funds available for immediate use, of an amount equal to the price of such Note or Unit less the Agent's commission, if any. In the event that the instructions given by the Agent for payment to the account of the Company are revoked, the Company will as promptly as possible wire transfer to the account of the Agent an amount of immediately available funds equal to the amount of such payment made.

                        F. Unless the Agent is the end purchaser of such Note or Unit, the Agent will deliver such Note or Unit (with confirmation) to the customer against payment in immediately payable funds. The Agent will obtain the acknowledgment of receipt of such Note or Unit by retaining Stub Two.

                        G. JPMorgan will send Stub Three to the Company by first-class mail. Periodically, JPMorgan will also send to the Company a statement setting forth, in the case of the Notes, the principal amount of the Notes outstanding as of that date under each Indenture and, in the case of the Units, the aggregate face amount of the Units outstanding under the Unit Agreement and, in each case, setting forth a brief description of any sales of which the Company has advised JPMorgan that have not yet been settled.

Settlement Procedures
Timetable:              For sales by the Company of Certificated Notes or of
                        Certificated Units to or through the Agent (unless otherwise specified pursuant to a Notes Terms Agreement or a Units Terms Agreement), Settlement Procedures "A" through "G" set forth above shall be completed on or before the respective times in New York City set forth below:

                        Settlement
                        ----------
                        Procedure Time
                        --------------

                        A     2:00 P.M. on day before settlement date

                        B     2:00 P.M. on day before settlement date

                        C     3:00 P.M. on day before settlement date

                        D-E   2:15 P.M. on settlement date

                        F     3:00 P.M. on settlement date

                        G     5:00 P.M. on settlement date

Failure to Settle:      If a purchaser fails to accept delivery of and make
                        payment for any Certificated Note or any Certificated
                        Unit, the Agent will notify the Company and JPMorgan by telephone and return such Note or Unit to JPMorgan. Upon receipt of such notice, the Company will immediately wire transfer to the account of the Agent an amount equal to the amount previously credited thereto in respect to such Note or Unit. Such wire transfer will be made on the settlement date, if possible, and in any event not later than the Business Day following the settlement date. If the failure shall have occurred for any reason other than a default by the Agent in the performance of its obligations hereunder and under the Distribution Agreement, then the Company will reimburse the Agent or JPMorgan, as appropriate, on an equitable basis for its loss of the use of the funds during the period when they were credited to the account of the Company. Immediately upon receipt of the Certificated
                        Note or the Certificated Unit in respect of which such failure occurred, JPMorgan will mark such note or Unit
                        "canceled," make appropriate entries in JPMorgan's records and send such Note or Unit, as the case may be, to the Company.